[HOULIHAN LOGO]



Strategic Alternatives Assessment
Interstate National Dealer Services, Inc.


--------------------------------------------------------------------------------


                                                               [INTERSTATE LOGO]
                                                THE SERVICE CONTRACT SPECIALISTS

                                           [WARRANTY LOGO]        [AUTOBID LOGO]
                                        (800) 632-4222 DIRECT

APRIL 12, 2000



HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.
685 Third Avenue, 15th Floor
New York, NY 10017-4024
Tel. (212) 497-4100 o Fax: (212) 661-3070 o http://www.hlhz.com
New York o Los Angeles o Chicago o San Francisco o Washington, D.C.
o Minneapolis o Dallas o Atlanta o Toronto o Seoul

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Table of Contents
--------------------------------------------------------------------------------





                                                                    Section
                                                                    -------


Overview of Assignment...............................................     1
         Scope of Assignment
         Due Diligence Completed
         Summary of Analysis Completed
         Limiting Conditions
         Conclusions


Overview of Interstate National Dealer Services, Inc.................     2


Valuation Methodologies..............................................     3


Valuation of Interstate National Dealer Services, Inc................     4


Valuation of Uautobid.com............................................     5


Strategic Alternatives...............................................     6
        Status Quo Scenario
        Buyout Scenario
        Strategic Sale Scenario
        Acquisition Strategy


Supporting Exhibits..................................................     7



-----------------------------------------------Houlihan Lokey Howard & Zukin----

                                                          OVERVIEW OF ASSIGNMENT

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Overview of Assignment
--------------------------------------------------------------------------------



SCOPE OF ASSIGNMENT

Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") has been retained to, (i) assess the reasonableness of the public equity value of Interstate National Dealer Services, Inc. ("Interstate" or the "Company"), and
(ii) review the strategic alternatives available to the Company for increasing shareholder value. We have also analyzed the value of the Company's wholly-owned subsidiary UAUTOBID.


DUE DILIGENCE COMPLETED

In preparing our analysis, Houlihan Lokey has made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things we have:

1. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company and UAUTOBID;

2.   visited certain facilities and business offices of the Company;

3. reviewed the Company's audited financial statements for the three fiscal years ended October 31, 1997 through 1999, which the Company's management has identified as being the most current financial statements available;

4. reviewed forecasts and projections prepared by the Company's management with respect to the Company and UAUTOBID for the years ended October 31, 1999 through 2004;

5. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and UAUTOBID; and

6. conducted such other studies, analyses and inquiries as we have deemed appropriate.







-------------------------------------------Houlihan Lokey Howard & Zukin-----  1

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Overview of Assignment
--------------------------------------------------------------------------------

LIMITING CONDITIONS

We have relied upon and assumed, without independent verification, that there has been no material change in the assets, financial condition, business or prospects of Interstate since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to Interstate and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of Interstate.


PRELIMINARY CONCLUSION

     Based upon the investigation, premises, provisos, and analyses outlined above it is our preliminary opinion that the equity value of Interstate is reasonably stated in the following amounts:


                   INTERSTATE NATIONAL DEALER SERVICES, INC.
                        PRELIMINARY EQUITY VALUE RANGES


--------------------------------------------------------------------------------

                                        AGGREGATE                 PER SHARE(1)
                                        ---------                 ------------
                                    ($ in millions)

Freely Traded                        $40.0 - $45.0               $8.20 -  $9.30

Acquisition Basis                    $65.0 - $70.0              $13.40 - $14.40



---------------
(1) Based on 4,849 shares outstanding.




-------------------------------------------Houlihan Lokey Howard & Zukin-----  2

                                                          OVERVIEW OF INTERSTATE

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Overview of Interstate
--------------------------------------------------------------------------------





COMPANY OVERVIEW

o The Company designs, markets and administers vehicle service contracts ("VSCs") and warranties for new and used motor vehicles and, to a lesser extent, watercraft, motorcycles and other vehicles.

o VSC supplement, or are in lieu of, manufacturers' warranties and provide a variety of extended coverage options generally offered for sale by dealers to vehicle purchasers in a manner similar to other options.

o Interstate was founded in 1991 with the purchase of INDS Group by the current management team. Interstate completed its initial public offering in 1994 at $5 a share (coupled with an additional warrant).

o In April 1995, Interstate founded an affiliated insurance company, National Services Contract Insurance Company Risk Retention Group, Inc. ("NSC"). Prior to March 1996, substantially all of the insurance policies arranged by the Company as administrator to its dealers had been underwritten by Travelers Indemnity and National Warranty Insurance.

o In 1997, the Company founded its direct marketing division, Warranty Direct, which conducts business through direct customer solicitation, via telephone and the Internet.

o The Company offers a variety of vehicle service contract and warranty programs through its nationwide sales force of about 80 independent sales agents consisting of both companies and individuals.

o The Company enters into non-exclusive agreements with each dealer. The Company obtains insurance coverage to cover the liability for claims under its vehicle service contracts or provides insurance through NSC. Finally, Interstate assists dealers and purchasers with the making, processing and adjustment of claims.

o Interstate also administers service contracts and claims for other service contract marketers.

o In February 1999, the Company formed Uautobid.com, an Internet site where a car buyer can purchase a new or used vehicle online directly from a participating dealer. Interstate is currently seeking outside funding for Uautobid.com through a private placement.





-------------------------------------------Houlihan Lokey Howard & Zukin-----  3

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Overview of Interstate
--------------------------------------------------------------------------------



SERVICE CONTRACTS AND WARRANTIES

o Vehicle service contracts are agreements between either the dealer or the administrator and the vehicle purchaser under which the dealer or administrator agrees to replace or repair designated vehicle parts in the event of a mechanical breakdown for a set period of time. These extended warranty packages provide a number of different coverage options--typically ranging from three months to seven years and/or 3,000 to 150,000 miles. Usually, extended warranties are offered to vehicle purchasers by the dealer in a manner similar to other options available with the purchase of a car; in other cases, the warranty is sold directly to the user by the originating company.

o There are two essential elements to every warranty--the insurance backing and the administrative component. Dealers pay a net rate for each service contract or warranty sold. This payment includes: an administrative fee to the issuing company from which it pays any commission due the agent; insurance premiums and fees for the insurance underwriter; and a claim reserve to be placed in an interest-bearing loss reserve account maintained for the benefit of the contract purchaser. The net rate for service contracts ranges from $75 to over $3,000 per contract, with a typical average net rate per contract of $600 for a new car, $650 for a used car, and $725 for a new or used recreational vehicle. The administrative fee ranges from $30 to $212 (prior to the commission payment to the agent, which generally ranges from $10 to $125) per contract, with fees determined by the type of service contract sold.

o Each dealer sets the price at which it will sell the service contract to the purchaser. The amount a dealer charges in excess of the net rate is additional income to that dealer. With car sale profit margins continually shrinking, service contract programs are designed to provide dealers with additional sources of revenue.




-------------------------------------------Houlihan Lokey Howard & Zukin-----  4

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Overview of Interstate
--------------------------------------------------------------------------------



EXTENDED WARRANTY INDUSTRY OVERVIEW

o The vehicle warranty industry is a $7.5 billion market comprised of large auto manufacturers with approximately 75% market share and numerous independent service warranty providers with approximately 25% of the market.

o In the past decade, the average dealership has experienced annual growth in auto vehicle sales of approximately 7%.

o By comparison, warranty sales have been increasing in the 10%-20% range annually.

o This disparity between the two growth rates is explained largely by market share gains that have and likely will continue to come mostly from the major auto manufacturers.

o For manufacturers, the warranty market does not represent an incremental growth opportunity in light of the fact that automobile retailing is an approximate $700 billion market or about 100 times the size of the $7.5 billion warranty market.

o Dealerships do have concerns with respect to independent warranty companies being able to pay submitted claims - if an independent goes out of business, the dealership is liable for all the services promised under the warranty, whereas this is not a risk in the case of one of the manufacturers.

o The Big Three periodically experiment with running their own dealerships, which potentially puts them in a competitive position with dealers.

o In addition, as web sites continually emerge, auto buyers are becoming increasingly price-savvy. As a result, dealerships may experience margin deterioration in auto sales.

o Consequently, dealerships are likely to feel greater urgency to offset these margin losses with a warranty program.



-------------------------------------------Houlihan Lokey Howard & Zukin-----  5

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Overview of Interstate
--------------------------------------------------------------------------------



METHODS OF EXTENDED WARRANTY DISTRIBUTION

o The three methods that independent vehicle service contract originators use to market their products include: selling through dealer networks; utilizing private label arrangements; or selling directly to the end-user.

     1) Dealer Networks. The dealer market is dominated by the major automobile manufacturers. By law, these manufacturers may not bundle extended warranty services with the sale of a car, facilitating independent competition. Each individual dealership has the ability to offer competing warranty products to its customers, and many do. The advantages of using an independent warranty service provider may include better pricing to the end consumer, improved customer service, and enhanced sales incentives to the dealer.

     2) Private Label. The private label market allows financial institutions, associations, and affinity groups to put their own name on an independent's products and market that product through a traditional dealer distribution network or through direct customer solicitation. In many cases, the independent will act solely as an administrator, collecting an administrative fee, while the associated party arranges the insurance backing.

     3) End-Users. By cutting out the dealer's commission and soliciting customers directly, independents can (1) offer more competitive prices, and (2) reach those customers that do not buy a car from a retailer or whose factory warranty is about to expire. Typically, this would be done through telemarketing or via the Internet.


GOVERNMENT LEGISLATION

o Vehicle service contract administrators are regulated differently by each state, making entrance into the marketplace difficult. The sale of service contracts by dealers is affected by the insurance laws of each state, albeit not to the same degree as insurance companies. Currently, administrator's activities are not directly regulated by insurance legislation. Although there are not indications by any such actions, nor are any anticipated, a state requirement obligating service contract administrators to become insurance agents would have negative ramifications for independent operators.



-------------------------------------------Houlihan Lokey Howard & Zukin-----  6

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Overview of Interstate
--------------------------------------------------------------------------------




PERFORMANCE ANALYSIS

             COMPARISON OF INTERSTATE NATIONAL DEALER SERVICES, INC.
                         WITH AUTOMOBILE PROTECTION CORP


                        COMPARISON OF HISTORICAL REVENUES

120,000

 96,000

 72,000

 48,000

 24,000

      0

13,749  49,211          21,354  67,208          37,929  93,935          42,283  119,954         56,152

     1995                    1996                    1997                    1998                1999

                           [ ] Interstate   [X] APCO


                            COMPARISON OF NET INCOME


7,000

5,600

4,200

2,800

1,400

    0

341     1,526           96.3    1,564           2,121   4,051           2,965   6,606           2,745

     1995                    1996                    1997                    1998                1999


                           [ ] Interstate   [X] APCO




-------------------------------------------Houlihan Lokey Howard & Zukin-----  7

                                                         VALUATION METHODOLOGIES

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation Methodologies
--------------------------------------------------------------------------------





COMMON EQUITY VALUATION METHODOLOGIES

The stock of Interstate is traded on NASDAQ. As part of our analysis we analyzed the stock price performance of Interstate relative to two groups of comparable companies (the "Comparables"). In connection with this analysis we considered among other things, the following factors:


[]   RELATIVE STOCK PRICE PERFORMANCE

     -- Measured changes in Interstate's stock price relative to the Comparables for the last 30, 60, 90, 180 and 360 days

     --   Analyzed trading volume for Interstate compared to the Comparables

[]   OWNERSHIP PROFILE

     --   Concentration and composition of institutional ownership

     --   Concentration of management ownership

[]   MARKET AND TECHNICAL FACTORS

     --   Short position

[]   ANALYST COVERAGE









-------------------------------------------Houlihan Lokey Howard & Zukin-----  8

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation Methodologies
--------------------------------------------------------------------------------





INTERSTATE NATIONAL DEALER SERVICES, INC.                     [GRAPHIC OMITTED]

The graph is entitled "Interstate National Dealer Services, Inc." and represents the effect of (i) the Company's announcements as to 1999 second quarter results,
(ii) fiscal year end 1999 results and (iii) Uautobid.com's announcement of the first automotive e-commerce web site that allows consumers to directly purchase automobiles, on the Company's stock price and trading volume between March 29, 1999 and March 27, 2000.



-------------------------------------------Houlihan Lokey Howard & Zukin-----  9

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation Methodologies
--------------------------------------------------------------------------------



3-YEAR RELATIVE PRICE/EARNINGS ANALYSIS

INTERSTATE NATIONAL DEALER SERVICES & APCO P/E COMPARISON


                                   P/E RATIO

                Jan-97  Apr-97  Jul-97  Oct-97  Jan-98  Apr-98  Jul-98  Oct-98  Jan-99  Apr-99  Jul-99  Oct-99

Interstate      12.3x   11.3x   8.1x    18.9x   12.0x   12.2x   9.5x    9.6x    27.0x   13.3x   8.1x    11.1x

APCO            14.6x   10.6x   10.2x   15.4x   27.7x   16.4x   10.6x   22.9x   13.5x




-------------------------------------------Houlihan Lokey Howard & Zukin----- 10

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation Methodologies
--------------------------------------------------------------------------------

                    INTERSTATE NATIONAL DEALER SERVICES, INC.
                                 FLOAT ANALYSIS


                        PUBLIC FLOAT / SHARES OUTSTANDING


[GRAPHIC OMITTED]

The graph is entitled "Interstate National Dealer Services, Inc. Float Analysis" and represents public float and trading volume comparisons between the Company and several other companies.


-------------------------------------------Houlihan Lokey Howard & Zukin----- 11

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation Methodologies
--------------------------------------------------------------------------------

OWNERSHIP PROFILE

The ownership of Interstate is outlined below:

INSTITUTION                                   SHARE HELD   SHARES VALUE(1)   % OWNED(2)
-----------                                   ----------   ---------------   ---------
Chester J. Luby                                 705,800        $3,903,956       15.10%

Joan S. Luby                                    492,500         2,724,141       10.54%

First Wilshire Securities Management, Inc.      476,300         2,634,534       10.19%

S.A.C. Capital Advisors, LLC                    276,200         1,527,731        5.91%

Cindy H. Luby                                   210,394         1,163,742        4.50%

Dimensional Fund Advisors, Inc.                 189,200         1,046,513        4.05%

Jack Silver                                     136,700           756,122        2.92%

Lawrence J. Altman                               64,300           355,659        1.38%

Legg Mason, Inc.                                 43,300           239,503        0.93%

Wasatch Advisors, Inc.                           30,500           168,703        0.65%

Steven J. Kumble                                 30,000           165,938        0.64%

Perritt Investment Management                    28,000           154,875        0.60%

Sass (M.D.) Investors, Inc.                      24,700           136,622        0.53%

ASA Financial, Inc.                              13,900            76,884        0.30%

Taunus Corporation                                7,300            40,378        0.16%

Credit Suisse Asset Management, Inc.              5,300            29,316        0.11%

Warburg Pincus Asset Management, Inc.             5,300            29,316        0.11%

Harvey L. Granat                                  2,500            13,828        0.05%

Barclays Bank Plc.                                2,400            13,275        0.5%

Tal Global Asset Management, Inc.                 1,500             8,297        0.03%

--------------------------------------------------------------------------------------
TOTAL                                         2,746,094        15,189,332       58.74%
--------------------------------------------------------------------------------------

------------------------------
* Source: Vickers, Stock Research Corporation and Public Filings.
(1) Based on 3/29/00 closing stock price of $5.53.
(2) Based on 4,674,684 shares outstanding as of 1/31/00.


-------------------------------------------Houlihan Lokey Howard & Zukin----- 12

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation Methodologies
--------------------------------------------------------------------------------


MARKET AND TECHNICAL FACTORS

                      INTERSTATE NATIONAL DEALER SERVICES
                          ANALYSIS OF SHORT POSITIONS

(in thousands)                    FEBRUARY     PRIMARY     SHORT AS   DECEMBER   PERCENT  STOCK PRICE   OCTOBER  PERCENT STOCK PRICE
                                     SHORT      SHARES  % OF SHARES      SHORT  INCREASE     INCREASE     SHORT INCREASE   INCREASE
COMPANY                          POSITIONS OUTSTANDING  OUTSTANDING  POSITIONS   DEC-FEB      DEC-FEB POSITIONS  OCT-DEC    OCT-DEC
-------                          ---------------------  -----------  ---------   -------      ------- ---------  -------    -------
Warrentech                             NMF         NMF          NMF        NMF       NMF          NMF       NMF      NMF        NMF
NYmagic, Inc.                          6.8       9,690         0.1%        6.9     -1.5%         9.0%       3.4   101.2%       2.9%
Amwest Insurance Group                 0.4       4,330         0.0%        0.5    -25.0%        -6.9%       NMF      NMF        NMF
Arthur J. Gallagher & Co.             70.9      36,700         0.2%      101.5    -30.2%       -20.4%     140.4   -27.7%      25.1%
American Safety Insurance              0.2       5,910         0.0%        0.2       NMF         5.8%       0.2      NMF      -8.8%

-------------------------------------------------------------------      ----------------------------     -------------------------
MEAN                                  19.6      14,158         0.1%       27.3    -18.9%        -3.1%      48.0    36.8%       6.4%
MEDIAN                                 3.6       7,800         0.0%        3.7    -25.0%        -0.6%       3.4    36.8%       2.9%
-------------------------------------------------------------------      ----------------------------     -------------------------

-------------------------------------------------------------------      ----------------------------     -------------------------
INTERSTATE NATIONAL DEALER SERVICES    5.2       4,678         0.1%        3.6     44.4%        14.6%       5.6   -35.2%       7.9%
-------------------------------------------------------------------      ----------------------------     -------------------------


Source: Bloomberg



-------------------------------------------Houlihan Lokey Howard & Zukin----- 13

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation Methodologies
--------------------------------------------------------------------------------


ANALYST COVERAGE

                                             # OF         NATIONAL       REGIONAL            NON-               CONSENSUS
COMPANY                                   RATINGS          AGENCY          AGENCY          BROKER               OPINION
----------------------------------------------------------------------------------------------------------------------------
Interstate National Dealer Services             2               0               2               0               Buy

Warrentech                                      1               0               1               0               Neutral

Nymagic, Inc.                                   3               0               2               1               Hold

Amwest Insurance Group                          1               0               1               0               Buy/Hold

Authur J Gallagher & Co.                       13               5               8               0               Buy/Hold

American Safety Insurance Group                 2               0               2               0               Hold

















-------------------------------------------Houlihan Lokey Howard & Zukin----- 14

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation Methodologies
--------------------------------------------------------------------------------



VALUATION METHODOLOGIES

As a check on the reasonableness of the publicly traded price of Interstate, we completed an independent valuation of the Company. This was accomplished utilizing three commonly accepted valuation approaches:

[]   Market Multiple Approach

[]   Discounted Cash Flow Approach

[]   Comparable Transaction Approach

MARKET MULTIPLE APPROACH

The market multiple approach involved the multiplication of various earnings and cash flow measures by appropriate risk-adjusted multiples. Multiples were determined through an analysis of certain publicly traded companies, selected on the basis of operational and economic similarity with the principal business operations of Interstate. Earnings and cash flow multiples were calculated for the comparative companies based upon daily trading prices. A comparative risk analysis between Interstate and the public companies formed the basis for the selection of appropriate risk adjusted multiples for Interstate. The risk analysis incorporates both quantitative and qualitative risk factors, which relate to, among other things, the nature of the industry in which Interstate, and other comparative companies are engaged. The approach produces indications of value on a freely traded basis.






-------------------------------------------Houlihan Lokey Howard & Zukin----- 15

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation Methodologies



VALUATION METHODOLOGIES (CONT.)


DISCOUNTED CASH FLOW ANALYSIS

In the discounted cash flow ("DCF") analysis, we used financial projections prepared by management. We analyzed the projected cash flows on a "debt-free" basis (before cash payments to equity and interest-bearing debt) in order to develop and enterprise value indication. A provision for the value of the Company at the end of the forecast period, or terminal value, was also made. The present value of the interim cash flows and the terminal value was determined using a risk-adjusted rate of return or "discount rate".

The terminal value is essentially an estimate of the value of the enterprise as of that future point in time, and it incorporates the assumptions of perpetual operations and implicit growth found in the market capitalization approach.

The discount rate is intended to reflect all risks of ownership and the associated risks of realizing the stream of projected future cash flows. It can also be interpreted as the rate of return that would be required by providers of capital to the company to compensate them for the time value of their money, as well as the risk inherent in the particular investment.


COMPARABLE TRANSACTION APPROACH

The comparable transaction approach also involved multiples of earnings and cash flow. Multiples utilized in this approach were determined through an analysis of transactions involving controlling interests in companies with operations similar to Interstate's principal business operations.

Both the DCF and Comparable Transaction approaches produce indications of value on an acquisition basis.





-------------------------------------------Houlihan Lokey Howard & Zukin----- 16

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation Methodologies
--------------------------------------------------------------------------------


VALUATION CONSIDERATIONS

The following highlights are key considerations impacting the valuation of
Interstate:

[]   INVESTMENT MERITS

     --   The Company has an established network of 80 agents;

     --   The Company has successfully built its market share;

     -- The Company maintains a high level of service through quality controls that monitor claims processing times and customer service;

     -- The Company's revenues and earnings per share ("EPS") have grown consistently for over 5 years. Management estimates the Company's long-term, sustainable EBITDA margin is approximately 11 percent;

     -- Interstate generates a significant amount of interest income (40% of pre-tax income for the latest twelve months ended January 31, 2000); and

     --   The Company formed NSC resulting in increased profitability.

[]   INVESTMENT RISKS

     -- The Company competes in a market dominated by large auto manufacturers;

     --   There are no publicly traded directly comparable companies; and

     -- Through NSC the Company self-insures certain contracts, thereby increasing its risk profile relative to competitors who serve solely as brokers.



-------------------------------------------Houlihan Lokey Howard & Zukin----- 17

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation Methodologies
--------------------------------------------------------------------------------


COMPOSITION OF EARNINGS

                    INTERSTATE NATIONAL DEALER SERVICES, INC.
                        COMPOSITION OF EARNINGS ANALYSIS


                          HISTORICAL EARNINGS ANALYSIS



                               [GRAPHIC OMITTED]

The graph is entitled "Interstate National Dealer Services, Inc. Composition of Earnings Analysis" and represents a historical and projected earnings analysis of EBITDA and interest income between the years 1995 and 1999 and 2000 and 2004.


-------------------------------------------Houlihan Lokey Howard & Zukin----- 18

                                VALUATION OF INTERSTATE NATIONAL DEALER SERVICES

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation of Interstate National Dealer Services
--------------------------------------------------------------------------------


VALUATION SUMMARY - FREELY TRADED

($ in thousands)

TOTAL ENTERPRISE VALUE CONCLUSIONS(1)

   Market Multiple Approach (see page 21 for detail)            $25,000         -               $30,000

RESULTS SUMMARY

--------------------------------------------------------------------------------------------------------
CONCLUDED TOTAL ENTERPRISE VALUE RANGE FROM OPERATIONS          $25,000         -               $30,000
--------------------------------------------------------------------------------------------------------

   Add: Proceeds from Options Exercised                         $ 1,104                         $ 1,104

   Add: Cash and Cash Equivalents as of 1/31/00(2)              $50,189         -               $50,189

   Less: Total Deferred Contract Revenue as of 1/31/00          $36,600         -               $36,600
                                                                -------                         -------

--------------------------------------------------------------------------------------------------------
CONCLUDED TOTAL ENTERPRISE VALUE RANGE                          $40,000         -               $45,000
--------------------------------------------------------------------------------------------------------

   Less: Total Debt as of 1/31/00                               $     0         -               $     0
                                                                -------                         -------

--------------------------------------------------------------------------------------------------------
CONCLUDED TOTAL EQUITY VALUE RANGE                              $40,000         -               $45,000
--------------------------------------------------------------------------------------------------------

   Fully Diluted Shares Outstanding                               4,849                           4,849

CONCLUDED TOTAL EQUITY VALUE PER SHARE, FREELY TRADED           $  8.20         -               $   9.30
--------------------------------------------------------------------------------------------------------


IMPLIED MULTIPLES

--------------------------------------------------------------------------------------------------------
TEV VALUE RANGE                                                 $25,000         -               $30,000

Implied LTM EBITDA Multiple                                        6.52         -                  7.82
--------------------------------------------------------------------------------------------------------

--------

(1) Total Enterprise Value ("TEV") from operations represents market value of common equity plus interest bearing debt plus deferred contract revenue less cash, rounded.
(2)  Excludes $2.7 million of restricted cash as of 1/31/00.



-------------------------------------------Houlihan Lokey Howard & Zukin----- 19

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation of Interstate National Dealer Services
--------------------------------------------------------------------------------


VALUATION SUMMARY - ACQUISITION BASIS

($ in thousands)

TOTAL ENTERPRISE VALUE CONCLUSIONS(1)

   Comparable Transaction Approach (see page 28 for detail)                   $30,000         -         $34,000

   Comparable Transaction Approach - APCO Only (see page 28 for detail)       $60,000         -         $60,000

   Discounted Cash Flow Approroach (see page 30 for detail)                   $43,000         -         $53,000

RESULTS SUMMARY

----------------------------------------------------------------------------------------------------------------
CONCLUDED TOTAL ENTERPRISE VALUE RANGE FROM OPERATIONS                        $50,000         -         $55,000
----------------------------------------------------------------------------------------------------------------

   Add: Proceeds from Options Exercised                                       $ 1,104                   $ 1,104

   Add: Cash and Cash Equivalents as of 1/31/00(2)                            $50,189         -         $50,189

   Less: Total Deferred Contract Revenue as of 1/31/00                        $36,600         -         $36,600
                                                                              -------                   -------

----------------------------------------------------------------------------------------------------------------
CONCLUDED TOTAL ENTERPRISE VALUE RANGE                                        $65,000         -         $70,000
----------------------------------------------------------------------------------------------------------------

   Less: Total Debt as of 1/31/00                                             $     0         -         $     0
                                                                              -------                   -------

----------------------------------------------------------------------------------------------------------------
CONCLUDED TOTAL EQUITY VALUE RANGE                                            $65,000         -         $70,000
----------------------------------------------------------------------------------------------------------------

   Fully Diluted Shares Outstanding                                             4,849                     4,849

CONCLUDED TOTAL EQUITY VALUE PER SHARE, ACQUISITION BASIS                     $ 13.40         -         $  14.40
----------------------------------------------------------------------------------------------------------------


IMPLIED MULTIPLES

----------------------------------------------------------------------------------------------------------------
TEV VALUE RANGE                                                               $50,000         -         $55,000

Implied LTM EBITDA Multiple                                                     13.03         -           14.33
----------------------------------------------------------------------------------------------------------------

--------
(1) Total Enterprise Value ("TEV") from operations represents market value of common equity plus interest bearing debt plus deferred contract revenue less cash, rounded.
(2)  Excludes $2.7 million of restricted cash as of 1/31/00.




-------------------------------------------Houlihan Lokey Howard & Zukin----- 20

INTERSTATE NATIONAL DEALER SERVICES, INC.
Valuation of Interstate National Dealer Services


MARKET MULTIPLE APPROACH

($ in thousands)

                    REPRESENTATIVE
                        LEVEL                         MULTIPLE RANGE                             TEV RANGE (1)
                   ---------------            -------------------------------            ------------------------------
LTM ENDED
01/31/00
-----------
TEV/Revenue           $ 57,850                0.50x        -            0.60x            $ 28,925      -       $34,710

TEV/EBITDA               3,837                 6.0         -             7.0               23,022      -        26,859



PROJECTED
FY ENDING
10/31/00
-----------
TEV/Revenue           $ 65,261                0.40x        -            0.50x            $ 26,105      -       $32,631

TEV/EBITDA               4,445                 5.0         -             6.0               22,226      -        26,671

------------------------------------------------------------------------------------------------------------------------
CONCLUDED TOTAL ENTERPRISE VALUE RANGE, FREELY TRADED                                     $25,000      -       $30,000
------------------------------------------------------------------------------------------------------------------------


--------------
(1) TEV is market value of equity plus debt and deferred contract revenue, less cash.



-------------------------------------------Houlihan Lokey Howard & Zukin----- 21

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation of Interstate National Dealer Services
--------------------------------------------------------------------------------

INTERSTATE HISTORICAL REPRESENTATIVE EARNINGS LEVELS

($ in thousands)                                     FISCAL YEAR ENDED OCTOBER 31,                      LTM ENDED
                                   ------------------------------------------------------------------ ----------------   COMPOUNDED
                                         1996            1997            1998             1999        JANUARY 31, 2000 ANNUAL GROWTH
                                   ---------------- --------------- ---------------   --------------- ---------------- -------------
                                             % of            % of            % of             % of             % of       3 year
                                   Dollars  Revenue Dollars Revenue Dollars Revenue   Dollars Revenue  Dollars Revenue     CAGR%
                                   -------  ------- --------------- ---------------   ---------------  ------- ------- -------------
Total Revenues                     $21,354          $37,929         $49,283          $56,152          $57,850              38.0%

  Less: Cost of Goods Sold          (6,449)  30.2%  (16,846)  44.4% (23,975)  48.6%  (28,130)  50.1%  (29,024)  50.2%      63.4%
                                   --------         --------        --------         --------         --------

GROSS MARGIN                       $14,905   69.8%  $21,082   55.6% $25,308   51.4%  $28,022   49.9%  $28,826   49.8%      23.4%

  Less: SG&A(1)                    (13,745) -64.4%  (18.291) -48.2% (21,835) -44.3%  (24,798) -44.2%  (25,543) -44.2%      21.7%
  Less: Depreciation & Amortization    203    1.0%      340    0.9%     427    0.9%      519    0.9%      554    1.0%      36.7%

------------------------------------------------------------------------------------------------------------------------------------
REPRESENTATIVE EBITDA              $ 1,363    6.4%  $ 3,131    8.3% $ 3,900    7.9%  $ 3,743    6.7%  $ 3,837    6.6%      40.0%
------------------------------------------------------------------------------------------------------------------------------------

  Plus: Deferred Contract Revenue    5,460   25.6%    7,800   20.6%   8,481   17.2%    7,786   13.9%    7,441   12.9%      12.6%

------------------------------------------------------------------------------------------------------------------------------------
REPRESENTATIVE EBITDAR             $ 6,823   32.0%  $10,931   28.8% $12,382   25.1%  $11,529   20.5%  $11,278   19.5%      19.1%
------------------------------------------------------------------------------------------------------------------------------------

  Less: Depreciation & Amortization   (203)   1.0%     (340)   0.9%    (427)   0.9%     (519)   0.9%     (554)   1.0%
  Less: Deferred Contract Revenue   (5,460  -25.6%   (7,800) -20.6%  (8,481) -17.2%   (7,786) -13.9%   (7,441) -12.9%
                                   --------         --------        --------         --------         --------

------------------------------------------------------------------------------------------------------------------------------------
REPRESENTATIVE EBIT                $ 1,160    5.4%  $ 2,791    7.4% $ 3,473    7.0%  $ 3,224    5.7%  $ 3,283    5.7%      40.6%
------------------------------------------------------------------------------------------------------------------------------------

Net Interest Income (Expense)          445    2.1%  $   744    2.0%   1,468    3.0%    1,855    3.3%    2,113    3.7%
                                   --------         --------        --------         --------         --------

EARNING BEFORE TAXES               $ 1,604    7.5%  $ 3,535    9.3% $ 4,941   10.0%  $ 5,078    9.0%  $ 5,396    9.3%      46.8%

Normalized Taxes @ 40%                (642)  -3.0%   (1,414)  -3.7%  (1,977)  -4.0%   (2,031)  -3.6%   (2,158)  -3.7%
                                   --------         --------        --------         --------         --------

------------------------------------------------------------------------------------------------------------------------------------
REPRESENTATIVE NET INCOME          $   963    4.5%  $ 2,121    5.6% $ 2,965    6.0%  $ 3,047    5.4%  $ 3,238    5.6%      46.8%
------------------------------------------------------------------------------------------------------------------------------------

--------
(1)  SG&A excludes cost related to Uautobid.com



-------------------------------------------Houlihan Lokey Howard & Zukin----- 22

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation of Interstate National Dealer Services
--------------------------------------------------------------------------------

INTERSTATE PROJECTED REPRESENTATIVE EARNINGS LEVELS


($ in thousands)                                        PROJECTED FISCAL YEAR ENDED OCTOBER 31,
                                   -----------------------------------------------------------------------------------
                                         2000            2001            2002             2003              2004
                                   ---------------- --------------- ---------------   --------------  ----------------
                                             % of            % of            % of             % of             % of
                                            Revenue         Revenue         Revenue          Revenue          Revenue
                                            -------         -------         -------          -------          -------
Total Revenues                     $65,261          $74,925         $83,779          $92,565          $104,067

  Less: Cost of Goods Sold         (33,078)  50.7%  (37,930)  50.6% (42,548)  50.8%  (46,803)  50.6%  (51,483)  49.5%
                                   --------         --------        --------         --------         --------

GROSS MARGIN                       $32,183   49.3%  $36,995   49.4% $41,231   49.2%  $45,762   49.4%  $52,583   50.5%

  Less: SG&A(1)                    (28,335) -43.4%  (31,605) -42.2% (34,472) -41.1%  (37,603) -40.6%  (41,022) -39.4%
  Less: Depreciation & Amortization    597    0.9%      672    0.9%     739    0.9%      813    0.9%      894    0.9%

-----------------------------------------------------------------------------------------------------------------------
REPRESENTATIVE EBITDA              $ 4,445    6.8%  $ 6,062    8.1% $ 7,498    8.9%  $ 8,972    9.7%  $12,456   12.0%
-----------------------------------------------------------------------------------------------------------------------

  Plus: Deferred Contract Revenue    6,245    9.6%    7,389    9.9%   6,885    8.2%    6,141    6.6%    9,518    9.1%

-----------------------------------------------------------------------------------------------------------------------
REPRESENTATIVE EBITDAR             $10,690   16.4%  $13,451   18.0% $14,383   17.2%  $15,113   16.3%  $21,974   21.1%
-----------------------------------------------------------------------------------------------------------------------

  Less: Depreciation & Amortization   (597)   0.9%     (672)   0.9%    (739)   0.9%     (813)   0.9%     (894)   0.9%
  Less: Deferred Contract Revenue   (6,245)  -9.6%   (7,389)  -9.9%  (6,885)  -8.2%   (6,141)  -6.6%   (9,518)  -9.1%
                                   --------         --------        --------         --------         --------

-----------------------------------------------------------------------------------------------------------------------
REPRESENTATIVE EBIT                $ 3,848    5.9%  $ 5,390    7.2% $ 6,759    8.1%  $ 8,159    8.8%  $11,562   11.1%
-----------------------------------------------------------------------------------------------------------------------

Net Interest Income (Expense)        2,337    3.6%  $ 2,805    3.7%    3,366    4.0%    4,039    4.4%    4,847    4.7%
                                   --------         --------        --------         --------         --------

EARNING BEFORE TAXES               $ 6,185    9.5%  $ 8,195   10.9% $10,125   12.1%  $12,198   13.2%  $16,408   15.8%

Normalized Taxes @ 40%              (2,474)  -3.8%   (3,278)  -4.4%  (4,050)  -4.8%   (4,879)  -5.3%   (6,563)  -6.3%
                                   --------         --------        --------         --------         --------

-----------------------------------------------------------------------------------------------------------------------
REPRESENTATIVE NET INCOME          $ 3,711    5.7%  $ 4,917    6.6% $ 6,075    7.3%  $ 7,319    7.9%  $ 9,845    9.5%
-----------------------------------------------------------------------------------------------------------------------

--------
(1) SG&A excludes cost related to Uautobid.com.




-------------------------------------------Houlihan Lokey Howard & Zukin----- 23

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation of Interstate National Dealer Services
--------------------------------------------------------------------------------


MARKET MULTIPLES - INSURANCE RELATED COMPANIES


                                 TEV / REVENUE

                                         LTM             FYE
                                         ---             ---
Warrentech                              1.42x           1.36x
Nymagic, Inc.                           3.06            2.44
Amwest Insurance Group                  0.62            0.62
Authur J Gallagher & Co.                2.37            2.37
American Safety Insurance Group         1.05            1.33

--------------------------------------------------------------------------------
Median                                  1.42x           1.36x
Mean                                    1.70x           1.62x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Interstate National Implied Multiples   0.48x           0.49x
--------------------------------------------------------------------------------


                                PRICE / EARNINGS

                                    Projected
                                     FYE 2000            LTM             FYE
                                     --------            ---             ---
Warrentech                                NA             NMF             NMF
Nymagic, Inc.                            7.4             7.7             6.8
Amwest Insurance Group                   6.1            14.3             5.7
Authur J Gallagher & Co.                14.9            16.4            16.4
American Safety Insurance Group          4.6             5.4             5.6

--------------------------------------------------------------------------------
Median                                   6.8x           11.0x            6.2x
Mean                                     8.3x           10.9x            8.6x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Interstate National Implied Multiples  13.7x           15.8x           16.7x
--------------------------------------------------------------------------------



                                  TEV / EBITDA

                                    Projected
                                     FYE 2000            LTM             FYE
                                     --------            ---             ---
Warrentech                               NMF             NMF             NMF
Nymagic, Inc.                            8.7            11.8            10.4
Amwest Insurance Group                   5.4            10.0             5.8
Authur J Gallagher & Co.                11.0            12.0            12.0
American Safety Insurance Group          1.6             3.1             3.7

--------------------------------------------------------------------------------
Median                                   7.1x           10.9x            8.1x
Mean                                     6.7x            9.2x            8.0x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Interstate National Implied Multiples   6.2x            7.2x            7.3x
--------------------------------------------------------------------------------


                                   TEV /EBIT

                                    Projected
                                     FYE 2000            LTM             FYE
                                     --------            ---             ---
Warrentech                                NA             NMF             NMF
Nymagic, Inc.                            8.9            12.2            10.7
Amwest Insurance Group                   6.1            12.8             6.7
Authur J Gallagher & Co.                12.4            13.8            13.8
American Safety Insurance Group          1.7             3.6             3.9

--------------------------------------------------------------------------------
Median                                   7.5x           12.5x            8.7x
Mean                                     7.3x           10.6x            8.7x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Interstate National Implied Multiples   7.1x            8.4x            8.5x
--------------------------------------------------------------------------------





-------------------------------------------Houlihan Lokey Howard & Zukin----- 24

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation of Interstate National Dealer Services
--------------------------------------------------------------------------------


MARKET MULTIPLES - AUTO RELATED COMPANIES



                                 TEV / REVENUE

                                         LTM             FYE
                                         ---             ---
Cobalt Group, Inc.                        NMF             NMF
Warrentech                              0.21x           0.20x
Home Security International, Inc.       0.56            0.50
Wynn's International Inc.               0.53            0.56
CCC Information Services Group          2.59            2.77
Newgen Results Corp.                    2.46            3.11

--------------------------------------------------------------------------------
Median                                  0.56x           0.56x
Mean                                    1.27x           1.43x
--------------------------------------------------------------------------------


                                PRICE / EARNINGS

                                         LTM             FYE
                                         ---             ---
Cobalt Group, Inc.                        NMF             NMF
Warrentech                                NMF             NMF
Home Security International, Inc.       17.5x            3.2x
Wynn's International Inc.                 8.9             9.2
CCC Information Services Group            NMF           37.52
Newgen Results Corp.                      NMF             NMF

--------------------------------------------------------------------------------
Median                                  13.2x            9.2x
Mean                                    13.2x           16.6x
--------------------------------------------------------------------------------



                                  TEV / EBITDA

                                         LTM             FYE
                                         ---             ---
Cobalt Group, Inc.                        NMF             NMF
Warrentech                                NMF             NMF
Home Security International, Inc.        4.0x            2.4x
Wynn's International Inc.                3.6             3.7
CCC Information Services Group          19.4            16.1
Newgen Results Corp.                      NMF            NMF

--------------------------------------------------------------------------------
Median                                   4.0x            3.7x
Mean                                     9.0x            7.4x
--------------------------------------------------------------------------------


                                   TEV / EBIT

                                         LTM             FYE
                                         ---             ---
Cobalt Group, Inc.                        NMF             NMF
Warrentech                                NMF             NMF
Home Security International, Inc.        6.6x            3.0x
Wynn's International Inc.                4.3             4.4
CCC Information Services Group          30.6            22.4
Newgen Results Corp.                      NMF             NMF

--------------------------------------------------------------------------------
Median                                   6.6x            4.4x
Mean                                    13.8x            9.9x
--------------------------------------------------------------------------------



-------------------------------------------Houlihan Lokey Howard & Zukin----- 25

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation of Interstate National Dealer Services
--------------------------------------------------------------------------------


LTM RISK RANKINGS - INSURANCE RELATED COMPANIES


                                      SIZE

                              REVENUE IN THOUSANDS

--------------------------------------------------------------------------------
Authur J Gallagher & Co.                $605,836
Amwest Insurance Group                   117,238
Warrentech                               113,268
Nymagic, Inc.                             84,574
INTERSTATE NATIONAL DEALER SERVICES       57,850
American Safety Insurance Group           21,277
--------------------------------------------------------------------------------


                                   LIQUIDITY

                             CASHLESS CURRENT RATIO

--------------------------------------------------------------------------------
Authur J Gallagher & Co.                 3.3
INTERSTATE NATIONAL DEALER SERVICES      1.2
Warrentech                               0.7
Amwest Insurance Group                   0.6
Nymagic, Inc.                            NMF
American Safety Insurance Group          NMF
--------------------------------------------------------------------------------


                               HISTORICAL GROWTH

                              ANNUAL REVENUE (FYE)

--------------------------------------------------------------------------------
American Safety Insurance Group         24.1%
Amwest Insurance Group                  14.7%
INTERSTATE NATIONAL DEALER SERVICES     13.9%
Authur J Gallagher & Co.                 8.3%
Warrentech                               6.2%
Nymagic, Inc.                          -12.2%
--------------------------------------------------------------------------------


                                QUALITY OF SALES

                                 CAPEX / SALES

--------------------------------------------------------------------------------
American Safety Insurance Group          3.9%
Warrentech                               3.8%
Authur J. Gallagher & Co.                2.7%
Amwest Insurance Group                   1.9%
INTERSTATE NATIONAL DEALER SERVICES      1.3%
Nymagic, Inc.                            0.3%
--------------------------------------------------------------------------------


                                 PROFITABILITY

                                  GROSS MARGIN

--------------------------------------------------------------------------------
American Safety Insurance Group         59.3%
INTERSTATE NATIONAL DEALER SERVICES     49.8%
Nymagic, Inc.                           48.5%
Authur J Gallagher & Co.                48.4%
Warrentech                              38.1%
Amwest Insurance Group                  18.0%
--------------------------------------------------------------------------------


                                    LEVERAGE

                    TOTAL DEBT & DEFERRED CLAINS / EBITDA(1)

--------------------------------------------------------------------------------
Nymagic, Inc.                           23.3x
Amwest Insurance Group                  22.5x
INTERSTATE NATIONAL DEALER SERVICES      9.5x
American Safety Insurance Group          4.4x
Authur J Gallagher & Co.                 3.9x
Warrentech                                NMF
--------------------------------------------------------------------------------


                               HISTORICAL GROWTH

                              ANNUAL EBITDA (FYE)

--------------------------------------------------------------------------------
American Safety Insurance Group         42.7%
Amwest Insurance Group                  15.8%
Authur J Gallagher & Co.                21.5%
INTERSTATE NATIONAL DEALER SERVICES     -4.0%
Nymagic, Inc.                          -33.3%
Warrentech                                NMF
--------------------------------------------------------------------------------


                                 PROFITABILITY

                                 EBITDA MARGIN

--------------------------------------------------------------------------------
American Safety Insurance Group         34.1%
Nymagic, Inc.                           25.9%
Authur J Gallagher & Co.                19.7%
INTERSTATE NATIONAL DEALER SERVICES      6.6%
Amwest Insurance Group                   6.2%
Warrentech                              -9.1%
--------------------------------------------------------------------------------


                                 PROFITABILITY

                                  EBIT MARGIN

--------------------------------------------------------------------------------
American Safety Insurance Group         28.8%
Nymagic, Inc.                           25.0%
Authur J Gallagher & Co.                17.2%
INTERSTATE NATIONAL DEALER SERVICES      5.7%
Amwest Insurance Group                   4.9%
Warrentech                             -14.2%
--------------------------------------------------------------------------------


                                    LEVERAGE

                               EBITDA / INTEREST

--------------------------------------------------------------------------------
Nymagic, Inc.                           19.22
Amwest Insurance Group                   3.36
INTERSTATE NATIONAL DEAL SERVICES         NMF
Warrentech                                NMF
Authur J Gallagher & Co.                  NMF
American Safety Insurance Group           NMF
--------------------------------------------------------------------------------


                               MARKET PERFORMANCE

                           1-YEAR STOCK PRICE CHANGE

--------------------------------------------------------------------------------
Authur J Gallagher & Co.                29.0%
Nymagic, Inc.                           -7.1%
Amwest Insurance Group                 -18.5%
American Safety Insurance Group        -28.3%
INTERSTATE NATIONAL DEALER SERVICES    -31.3%
Warrentech                             -41.8%
--------------------------------------------------------------------------------


                                 ACTUARIAL RISK

                               A.M. BEST RATINGS

--------------------------------------------------------------------------------
American Safety Insurance Group          A
Amwest Insurance Group                  A-
Authur J Gallagher & Co.                NA
INTERSTATE NATIONAL DEALER SERVICES     NA
Warrentech                              NA
Nymagic, Inc.                           NA
--------------------------------------------------------------------------------


--------
(1) Deferred Claims for comparable companies represents Unpaid Losses and Unearned Premiums equal to the following: Nymagic $445M , Amwest $96M, American Safety $32M, Warrentech $2M.


-------------------------------------------Houlihan Lokey Howard & Zukin----- 26

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation of Interstate National Dealer Services
--------------------------------------------------------------------------------


LTM RISK RANKINGS - AUTO RELATED COMPANIES



                                      SIZE

                              REVENUE IN THOUSANDS

--------------------------------------------------------------------------------
Wynn's International Inc.               360,627
CCC Information Services Group          201,809
Warrentech                              113,268
INTERSTATE NATIONAL DEALER SERVICES      57,850
Newgen Results Corp.                     50,783
Home Security International, Inc.        41,709
Cobalt Group, Inc.                       17,172
--------------------------------------------------------------------------------


                                   LIQUIDITY

                             CASHLESS CURRENT RATIO

--------------------------------------------------------------------------------
Wynn's International Inc.               1.5
INTERSTATE NATIONAL DEALER SERVICES     1.2
Newgen Results Corp.                    1.1
Cobalt Group, Inc.                      0.9
CCC Information Services Group          0.9
Warrentech                              0.8
Home Security International, Inc.       0.8
--------------------------------------------------------------------------------


                               HISTORICAL GROWTH

                              ANNUAL REVENUE (FYE)

--------------------------------------------------------------------------------
Cobalt Group, Inc.                     265.0%
Newgen Results Corp.                    51.8%
CCC Information Services Group          18.3%
INTERSTATE NATIONAL DEALER SERVICES     13.9%
Warrentech                               6.2%
Wynn's International Inc.                5.0%
Home Security International, Inc.        4.2%
--------------------------------------------------------------------------------


                                QUALITY OF SALES

                                 CAPEX / SALES

--------------------------------------------------------------------------------
Newgen Results Corp.                    5.4%
CCC Information Services Group          4.5%
Warrentech                              3.8%
Home Security International, Inc.       3.5%
Wynn's International Inc.               2.8%
INTERSTATE NATIONAL DEALER SERVICES     1.3%
Cobalt Group, Inc.                        NA
--------------------------------------------------------------------------------


                                  PROFITABLITY

                                  GROSS MARGIN

--------------------------------------------------------------------------------
Cobalt Group, Inc.                      79.1%
CCC Information Services Group          61.3%
Home Security International, Inc.       50.5%
INTERSTATE NATIONAL DEALER SERVICES     49.8%
Wynn's International Inc.               39.2%
Warrentech                              38.1%
Newgen Results Corp.                    36.8%
--------------------------------------------------------------------------------


                                    LEVERAGE

                              TOTAL DEBT / EBITDA

--------------------------------------------------------------------------------
Home Security International, Inc.       2.5x
CCC Information Services Group          1.0x
Newgen Results Corp.                    0.6x
INTERSTATE NATIONAL DEALER SERVICES     0.0x
Wynn's International Inc.               0.0x
Cobalt Group, Inc.                       NMF
Warrentech                               NMF
--------------------------------------------------------------------------------


                               HISTORICAL GROWTH

                              ANNUAL EBITDA (FYE)

--------------------------------------------------------------------------------
Home Security International, Inc.       24.8%
Wynn's International Inc.                3.0%
CCC Information Services Group          -2.5%
INTERSTATE NATIONAL DEALER SERVICES     -4.0%
Newgen Results Corp.                      NMF
Cobalt Group, Inc.                        NMF
Warrentech                                NMF
--------------------------------------------------------------------------------


                                 PROFITABILITY

                                 EBITDA MARGIN

--------------------------------------------------------------------------------
Wynn's International Inc.               14.8%
Home Security International, Inc.       13.9%
CCC Information Services Group          13.3%
Newgen Results Corp.                     7.5%
INTERSTATE NATIONAL DEALER SERVICES      6.6%
Warrentech                              -9.1%
Cobalt Group, Inc.                     -52.2%
--------------------------------------------------------------------------------


                                 PROFITABILITY

                                  EBIT MARGIN

--------------------------------------------------------------------------------
Wynn's International Inc.               12.4%
CCC Information Services Group           8.5%
Home Security International, Inc.        8.4%
INTERSTATE NATIONAL DEALER SERVICES      5.7%
Newgen Results Corp.                     4.0%
Warrentech                             -14.2%
Cobalt Group, Inc.                     -72.3%
--------------------------------------------------------------------------------


                                    LEVERAGE

                                EBITDA / INTEREST

--------------------------------------------------------------------------------
Wynn's International Inc.              451.7x
CCC Information Services Group          29.0x
Home Security International, Inc.       12.7x
INTERSTATE NATIONAL DEALER SERVICES       NMF
Cobalt Group, Inc.                        NMF
Warrentech                                NMF
Newgen Results Corp.                      NMF
--------------------------------------------------------------------------------


                               MARKET PERFORMANCE

                           1-YEAR STOCK PRICE CHANGE

--------------------------------------------------------------------------------
CCC Information Services Group             78%
Wynn's Interational Inc.                -22.6%
INTERSTATE NATIONAL DEALER SERVICE      -31.3%
Warrentech                              -41.8%
Home Security International, Inc.       -78.6%
Cobalt Group, Inc.                          NA
Newgen Results Corp.                        NA
--------------------------------------------------------------------------------





-------------------------------------------Houlihan Lokey Howard & Zukin----- 27

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation of Interstate National Dealer Services
--------------------------------------------------------------------------------


COMPARABLE TRANSACTION APPROACHES


COMPARABLE TRANSACTION APPROACH

LTM ENDED                                     REPRESENTATIVE
 01/31/00                                         LEVEL                MULTIPLE RANGE        TOTAL ENTERPRISE VALUE RANGE
 --------                                     --------------      ------------------------   ----------------------------
TEV/Revenue                                      $57,850           0.90x      -     1.00x      $52,065     -     $57,850
TEV/EBITDA                                         3,837           8.0        -      9.0       $30,696     -     $34,533
TEV/EBIT                                           3,283           9.0        -     10.0       $29,545     -     $32,827
CONCLUDED TEV VALUE RANGE, ACQUISITION BASIS                                                   $30,000     -     $34,000


IMPLIED VALUE FROM APCO TRANSACTION

LTM ENDED                                          REPRESENTATIVE
01/31/00                                               LEVEL         MULTIPLE     TOTAL ENTERPRISE VALUE
--------                                           --------------    --------     ----------------------
TEV/Revenue                                           $57,850          1.16x               $67,261
TEV/EBITDA                                              3,837          15.6                $60,008
TEV/EBIT                                                3,283          16.4                $53,892
CONCLUDED TEV VALUE, BASED ON APCO TRANSACTION                                             $60,000


APCO ACQUISITION PREMIUM APPLIED TO INTERSTATE STOCK PRICE

3/28/00                                                           PREMIUM RANGE           TOTAL EQUITY VALUE RANGE
-------                                                        --------------------       ------------------------
Stock Price                                     $5.50           40%     -       50%           $7.70   $8.25
Fully Diluted Shares Outstanding                                                              4,849   4,849
TOTAL EQUITY VALUE RANGE, BASED ON APCO PREMIUM                                             $37,000 $40,000
Less: Cash (1/31/00)                                                                        $50,189 $50,189
Less: Proceeds from Options Exercised                                                        $1,104  $1,104
Plus: Deferred Contract Revenue                                                             $36,600 $36,600
                                                                                            ------- -------
CONCLUDED TEV VALUE RANGE, BASED ON APCO PREMIUM                                            $22,000 $25,000


-------------------------------------------Houlihan Lokey Howard & Zukin----- 28

INTERSTATE NATIONAL DEALER SERVICES, INC.
Valuation of Interstate National Dealer Services


COMPARABLE TRANSACTIONS



ANNOUNCE   COMPLETE    TARGET NAME                  TARGET INDUSTRY SEGMENT        ACQUIROR NAME                  TEV
----------------------------------------------------------------------------------------------------------------------------
8/16/99     Pending    Terra Nova Holdings Ltd.     Property / Casualty Insurance  Markel Corporation             $1,319,216
12/20/99    Pending    Lasalle Re Holdings Ltd.     Insurance                      Trenwick Group Inc.                    NA
06/10/99    07/14/99   Automobile Protection Corp.  Vehicle Service Contracts      Ford Motor Company               $145,307
05/27/99    12/30/99   Capital Re Corp.             Reinsurance                    ACE Ltd.                           $9,773
04/08/99    04/08/99   Presidium Holdings Inc.      Insurance                      Aon Corp.                              NA
11/13/98    01/00/00   Auto/Personal Insurance      Nationwide Mutual Insurance    Allied Group Inc.              $1,451,276
05/18/98    10/29/98   MS Diversified Corp.         Insurance                      American Bankers Insurance             NA
07/11/97    NA         Western Diversified Group    Insurance                      Protective Life Insurance Co.          NA



                                LTM ENTERPRISE VALUE MULTIPLES
                                --------------------------------
                     EBITDA
                     MARGIN     REVENUE     EBITDA          EBIT
                     -------    -------    ---------       ------
                       11%       1.72x      16.2x          16.8x
                       NA         NA           NA            NA
                       7%        1.16x      15.6x          16.4x
                       23%       0.04x       0.2x           0.6x
                       NA         NA           NA            NA
                       19%       2.05x      10.6x          11.9x
                       NA         NA           NA            NA
                       NA         NA           NA            NA

HIGH                  23.3%      2.05x       16.2x         16.8%
LOW                    7.4%      0.04x        0.2x          0.6x
MEAN                  16.7%      1.08x        8.8x          9.6x
MEDIAN                19.3%      1.16x       10.6x         11.9x







-------------------------------------------Houlihan Lokey Howard & Zukin----- 29

                                                       VALUATION OF UAUTOBID.COM

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation of Interstate National Dealer Services
--------------------------------------------------------------------------------



DISCOUNTED CASH FLOW ANALYSIS
($ in thousands)


                                      PERIOD MONTHS           PROJECTED FISCAL YEARS ENDING
                                              ENDED ---------------------------------------------------------  TERMINAL
                                             OCT-00       OCT-01        OCT-02        OCT-03       OCT-04      VALUE (1)
                                             ------       ------        ------        ------       ------      ---------
EBITDA                                      $4,445        $6,062        $7,498        $8,972       $12,456       $74,736
  Less: Depreciation & Amortization            597           672           739           813           894
                                      --------------------------------------------------------------------
EBIT                                         3,848         5,390         6,759         8,159        11,562
Tax on EBIT @ 40%                            1,539         2,156         2,704         3,264         4,625
                                      --------------------------------------------------------------------
Debt Free Net Income                         2,309         3,234         4,055         4,896         6,937
  Plus: Depreciation and Amortization          597           672           739           813           894
  Less:
  Changes in Working Capital                  (142)         (240)         (265)         (130)         (143)
  Capital Expenditures                         806           907           998         1,098         1,208
                                      --------------------------------------------------------------------
Debt Free Net Cash Flow                     $2,242        $3,239        $4,062        $4,740        $6,766       $74,736
Debt Free Net Cash Flow - Stub Period       $1,401
  Discount Period                             0.31          1.13          2.13          3.13          4.13          4.63
  Discount Factor                             0.95          0.83          0.70          0.60          0.51          0.47
                                      ----------------------------------------------------------------------------------
Discounted Free Cash Flow                   $1,331        $2,688        $2,857        $2,826        $3,418       $34,760

Discount Rate                         18.0%
Terminal Multiple                      6.0x

NET PRESENT VALUE OF CASH FLOWS     $48,000

SENSITIVITY TABLE
                                       TERMINAL EBITDA MULTIPLE
                              |--------------------------------------------
                              |   5.0%     5.5%     6.0%     6.5%     7.0%
                       -------|--------------------------------------------
                       16.0%  |  45,000   48,000   51,000   54,000   58,000
                       17.0%  |  44,000   47,000   50,000   53,000   56,000
    DISCOUNT RATE      18.0%  |  42,000   45,000   48,000   51,000   54,000
                       19.0%  |  41,000   43,000   46,000   49,000   52,000
                       20.0%  |  39,000   42,000   45,000   47,000   50,000

IMPLIED TOTAL ENTERPRISE VALUE RANGE    $43,000      -     $53,000

---------
(1) Terminal Vale = latest projected EBITDA multiplied by the terminal multiple.



-------------------------------------------Houlihan Lokey Howard & Zukin----- 30

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation of Uautobid.com
--------------------------------------------------------------------------------



VALUATION SUMMARY(1)


($ in thousands)


TOTAL ENTERPRISE VALUE CONCLUSIONS

        Discounted Cash Flow Approach                                   $9,000          -       $16,000

        Post-Money Valuation Based on Proposed Funding (1)             $16,000          -       $24,000

RESULTS SUMMARY

CONCLUDED TOTAL EQUITY VALUE RANGE FROM OPERATIONS                     $13,000          -       $20,000

--------
(1) Per Management, based on proposed placement of $4 - $6 million for a 25% interest in the company. No control premium assumed.




-------------------------------------------Houlihan Lokey Howard & Zukin----- 31

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Valuation of Uautobid.com
--------------------------------------------------------------------------------

DISCOUNTED CASH FLOW ANALYSIS
($ in thousands)



                                      PERIOD MONTHS  PROJECTED FISCAL YEARS ENDING
                                              ENDED -------------------------------  TERMINAL
                                             DEC-00       DEC-01        DEC-02       VALUE (1)
                                             ------       ------        ------       ---------

EBITDA                                     ($  943)      $ 6,654       $20,134       $46,309
  Less: Depreciation & Amortization             96            96            96
                                            ----------------------------------
EBIT                                        (1,039)        6,558        20,038
Tax on EBIT @ 40%                                0         2,623         8,015
                                            ----------------------------------
Debt Free Net Income                        (1,039)        3,935        12,023
  Plus: Depreciation and Amortization           96            96            96
  Less:
  Changes in Working Capital                   765           967         1,587
  Capital Expenditures                       3,958         5,000         5,000
                                            ----------------------------------
Debt Free Net Cash Flow                    ($5,666)      ($1,936)      $ 5,532       $46,309
Debt Free Net Cash Flow - Stub Period      ($4,486)
  Discount Period                             0.40          1.29          2.29          2.79
  Discount Factor                             0.85          0.59          0.39          0.32
                                            ------------------------------------------------
Discounted Free Cash Flow                  ($3,821)      ($1,147)      $ 2,184       $14,931

Discount Rate                     50.0%

NET PRESENT VLUE OF CASH FLOW  $12,000

SENSITIVITY TABLE

                                          TERMINAL GROWTH RATE
                             -------------------------------------------------
                             |   5%       10%        15%        20%        25%
                      -------|------------------------------------------------
                      40.0%  | 18,000    19,000    20,000     21,000    22,000
                      45.0%  | 14,000    15,000    16,000     16,000    17,000
     DISCOUNT RATE    50.0%  | 11,000    11,000    12,000     13,000    13,000
                      55.0%  |  8,000     9,000    10,000     10,000    11,000
                      60.0%  |  7,000     7,000     7,000      8,000     8,000

IMPLIED TOTAL ENTERPRISE VALUE RANGE     $9,000        -     $16,000







-------------------------------------------Houlihan Lokey Howard & Zukin----- 32

                                                          STRATEGIC ALTERNATIVES

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Strategic Alternatives
--------------------------------------------------------------------------------




SITUATION OVERVIEW

o Interstate stock price has ranged from $4.75 to $9.50 over the last twelve months. The Company has a market capitalization of $26 million with $50 million cash and equivalents balance as of 1/31/00.

o The Company operates in a $7.5 billion highly competitive industry dominated by large automotive manufacturers (75% market share) and numerous small independent warranty providers (25% market share).

o There are no directly comparable publicly traded pure play extended warranty providers.

o The Internet may change the customer interface as a new distribution channel for auto retailing and extended warranty sales.

o The Company currently holds $20 million of "excess" cash. Given the Company's strong balance sheet, consistent cash flow and excess cash, the Company is a prime target for a leverage buyout.



-------------------------------------------Houlihan Lokey Howard & Zukin----- 33

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Strategic Alternatives
--------------------------------------------------------------------------------



STRATEGIC ALTERNATIVES MATRIX


------------------------------------------------------------------------------------------------------------------------
                                    EXPECTED
                                   SHAREHOLDER          OWNERSHIP                 SHARES                  TAX
STRATEGIC ALTERNATIVES            VALUE IMPACT           IMPACT                 OUTSTANDING              IMPACT
------------------------------------------------------------------------------------------------------------------------
STATUS QUO ALTERNATIVES

Current Status                         None               No Change               No Change             No Effect

------------------------------------------------------------------------------------------------------------------------
Dividend-out Cash               Increase/Decrease         No Change               No Change              Dividend
                                                                                                     (Double Taxation)
------------------------------------------------------------------------------------------------------------------------
Share Repurchase                Increase/Decrease        No Change if             Reduced           Long or Short-term
                                                     Participate Pro Rata                                  Gains
------------------------------------------------------------------------------------------------------------------------
BUY-OUT ALTERNATIVES

Management Buyout/                    Premium                Exit                 Go-Private         Long or Short-term
Financial Buyer                                                                                            Gains


------------------------------------------------------------------------------------------------------------------------
STRATEGIC SALE ALTERNATIVE

Sale to a Strategic Buyer             Premium        Full or Partial Exit        Converted/          Long or Short-term
                                                                                    Sold                   Gains
------------------------------------------------------------------------------------------------------------------------
GROWTH ALTERNATIVE

Acquisition /                    Long-term Increase        No Change               Depends                No Effect
Growth Strategy
------------------------------------------------------------------------------------------------------------------------




-------------------------------------------Houlihan Lokey Howard & Zukin----- 34

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Strategic Alternatives
--------------------------------------------------------------------------------






STATUS QUO SCENARIO OPTIONS


CURRENT STATUS

o The Company can continue to pursue its business plan and invest the excess cash in:

     o    Uautobid.com development; or

     o    Marketable securities or other investment securities.

o To bolster its stock price and attract investor attention, the Company could enhance investor relations with press releases and/or hold equity analyst meetings/calls.


CURRENT STATUS  ANALYSIS

o Change risk/return profile of the business strategy. Monetary investment required in Uautobid.com is relatively nominal.

o Remain exposed to continued erosion in trading value because return on marketable securities is below investors expectations on alternative investments.



-------------------------------------------Houlihan Lokey Howard & Zukin----- 35

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Strategic Alternatives
--------------------------------------------------------------------------------


DIVIDEND - OUT CASH

o A dividend is a portion of a company's assets and ongoing profits paid to common and preferred shareholders. It can be both a return on and a return of capital to shareholders.

o Dividend announcements are also a tool to send certain signals to the marketplace. A dividend announcement is a signal to investors about a firm's future prospects.

o    Dividends are paid at the Board's discretion in the following forms:

          (1)  Regular cash dividends-- usually paid quarterly;

          (2) Special dividends -- reserved for payments that are unlikely to be repeated;

          (3)  Liquidating dividends -- regarded as a return of capital; and

          (4) Stock dividends -- similar to a stock split, increases number of shares.

o Once the Board announces a dividend, an ex-dividend date is set as the date all shareholders on record will receive a dividend on the payment date.

o From the announcement date until the payment a stock price usually appreciates in anticipation of the value dispersion. Following the payment date the share price falls to account for the dispersion.

DIVIDEND ANALYSIS

o A cash dividend by Interstate could take the form of a formal dividend program or a special cash dividend to provide investment return for investors.

o May signal to the market that the Company can no longer earn a return that meets investors expectations on alternative investments.

o    Dividends are double-taxed to shareholders.

o A special cash dividend may cause the stock price to drop more than a regular dividend, because the assets have been distributed.



-------------------------------------------Houlihan Lokey Howard & Zukin----- 36

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Strategic Alternatives
--------------------------------------------------------------------------------

SHARE REPURCHASE

o A share repurchase involves a corporation buying its own shares in the public market and holding them as treasury stock or retiring them. A share repurchase strategy is usually pursued when a company believes it is undervalued.

o A share repurchase reduces the number of shares outstanding thus increasing earnings per share. This transaction may elevate the market value of the remaining shares held by stockholders.

o    A share repurchase can occur in three (3) forms:

          1)   Repurchase shares in open market;

          2)   Tender offer to all or a small group of shareholder; and

          3) Repurchase shares from major shareholder through a direct negotiation.

o    Interstate could initiate the following type of share repurchase:

          1) A share repurchase program to repurchase shares over time. The announcement of a share repurchase program signals to investors the Company's belief that its stock is a good investment opportunity; or

          2) Tender offer to a group of shareholders. This may appease tendering shareholders, however, depending upon the price paid non-tendering shareholders could be disadvantaged.


SHARE REPURCHASE ANALYSIS

o Signals to market that the Company's best use of its resources is to return capital to shareholders.

o    May be combined with another alternative.

o    Stock price impact is not always favorable.



-------------------------------------------Houlihan Lokey Howard & Zukin----- 37

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Strategic Alternatives
--------------------------------------------------------------------------------



BUYOUT OPTIONS


SALE TO MANAGEMENT/FINANCIAL BUYER

o Financial buyers acquire operating companies with funds derived primarily from debt financing (leverage buy-out or LBO) based on cash flow of the target company.

o Interstate is an ideal candidate for an LBO because of its strong balance sheet, no long-term debt, consistent cash flows and current market valuation.

o In traditional LBO's, the purchase price is paid through (i) excess cash on the balance sheet, (ii) equity capital from the LBO sponsor, and (iii) debt financing from an institutional investor. Equity capital is usually 20%-25% of the total purchase price.

o    Financial buyers typically target rates of return of 25% - 35%.

o A financial buyer usually requires the current management team to commit to employment contracts.


SALE TO A FINANCIAL BUYER ANALYSIS

o    Liquidity provided to shareholders.

o    Management team may remain in place.

o Excess returns gained on equity investments through risk sharing arrangement and reduction of weighted average cost of capital.


-------------------------------------------Houlihan Lokey Howard & Zukin----- 38

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Strategic Alternatives
--------------------------------------------------------------------------------



                   SALE TO A FINANCIAL BUYER ANALYSIS (CONT.)

                       INTERSTATE NATIONAL DEALER SERVICES
                      STRATEGIC ALTERNATIVES - LBO ANALYSIS

($ in thousands)
PROPOSED TRANSACTION
Price                                         $9.00
Shares Outstanding                            4,849

SOURCE OF FUNDS
Excess Cash                                 $10,000
Equity                                       10,911
Debt                                         24,234
                                            -------
                                            $45,145

USE OF FUNDS
Purchase Price                              $43,645
Transaction Cost                              1,500
                                            -------
                                            $45,145

PROPOSED TRANSACTION SUMMARY
Equity Investment                           $10,911
Equity Value 2002                            31,076
IRR IN YEAR 3                                   42%


                             EXIT VALUATION FOR A FINANCIAL BUYER
------------------------------------------------------------------------------------------------
                      ACQUISITION    DEFERRED              4X EBITDA    5X EBITDA    6X EBITDA
 YEAR        EBITDA       DEBT       REVENUE      CASH    EQUITY VALUE EQUITY VALUE EQUITY VALUE
 ----        ------       ----       -------      ----    ------------ ------------ ------------
 1999        3,688          -        34,746      45,443      25,447        29,134      32,822
 2000        4,445       24,234      40,991      46,205      (1,239)        3,206       7,651
 2001        6,062       19,387      48,380      54,466      10,947        17,009      23,071
 2002        7,498       14,540      55,265      63,392      23,578        31,076      38,573
 2003        8,972        9,694      61,406      72,667      37,456        46,428      55,401
 2004       12,456        4,847      70,924      87,850      61,904        74,360      86,816

                                PREMIUM - OFFER PRICE/MARKET PRICE
                STOCK    ---------------------------------------------------
                PRICE    $9.00    $10.00    $11.00      $12.00     $13.00
                -----    -----    ------    ------      ------     ------
3/28/00 Price   $5.50      64%       82%     100%         118%       136%
LTM High        $9.50      -5%        5%      16%          26%        36%
LTM Low         $4.75      89%      111%     132%         153%       174%


                                     PURCHASE PRICE/SHARE
                       ---------------------------------------------------------
                        $10.00   $11.00     $12.00     $13.00     $14.00  $15.00
                       --------------------------------------------------------
               30,000  |  35%      31%        27%        24%        21%     18%
EQUITY VALUE   35,000  |  42%      38%        34%        30%        27%     24%
  IN 2002      40,000  |  49%      44%        40%        36%        33%     30%
               45,000  |  55%      50%        46%        42%        38%     35%
               50,000  |  60%      55%        51%        47%        43%     40%
               55,000  |  66%      60%        56%        52%        48%     45%


Note: Proposed Transaction assumes that the Equity sponsor is required to invest at least 25% of the purchase price and that $10M of excess cash is used to finance the transaction.

-------------------------------------------Houlihan Lokey Howard & Zukin----- 39

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Strategic Alternatives
--------------------------------------------------------------------------------



STRATEGIC SALE OPTION

o A sale to a strategic buyer includes a (i) a merger or (ii) sale of stock or assets to a related industry party.

o The premise of a strategic sale is to capture a higher price because of the value from combining entities.

o Sources of value in a strategic acquisition include operating synergies, economies of scale opportunities to reduce costs, and improved revenue opportunities through market power.

o Traditionally, strategic buyers pay a higher premium than financial buyers. This added premium is a result of the synergies a strategic buyer can generate relative to a financial buyer.

o    Potential strategic buyers include:

     - Automotive Manufacturers - to offer extended warranties on vehicles manufactured by a competitor;

     -    Insurance Brokers - to expand and diversify product offerings;

     - Insurance Companies - to expand product offering and leverage back-office operations; and

     - Extended warranty companies - to increase market penetration and leverage back-office operations.

o    A strategic buyer may eliminate or retain existing management.

o If a sale strategy is pursued, both financial and strategic buyers should be pursued.





-------------------------------------------Houlihan Lokey Howard & Zukin----- 40

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Strategic Alternatives
--------------------------------------------------------------------------------


ACQUISITION STRATEGY

o Acquire a company in the extended warranty business to benefit from economies of scale in customer service, claim processing, product distribution and increased market power.

o An acquisition strategy produces higher revenues and possible improved margins. Further, larger companies tend to attract more analyst coverage and investor interest, thereby creating more interest and demand for shares.

o    Factors to consider:

          1)   Do acquisition candidates exist that can provide synergies?

          2)   Do these acquisition candidates fit strategically?

          3) 1At current stock price Interstate may not want to use stock as an acquisition currency.

o    Interstate's available capital to an make acquisition could consist of:


                      INTERSTATE NATIONAL DEALER SERVICES
                       AVAILABLE CAPITAL FOR ACQUISITIONS

                ($ in million)

                Excess Cash                             $20.0
                Debt Capacity (5x 1999 EBITDA)           19.2
                                                        -----
                TOTAL CAPITAL AVAILABLE                 $39.2

o Roll-up strategy may provide an opportunity to buy companies at relatively low multiples and gain a disproportionate value increase.

o    Requires integration of acquisitions candidates and costs.



-------------------------------------------Houlihan Lokey Howard & Zukin----- 41

                                                             SUPPORTING EXHIBITS

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------



COMPARABLE TRANSACTIONS DETAIL SHEETS

     -----------------------------------------------------------
     TARGET COMPANY                  Automobile Protection Corp.
     TARGET INDUSTRY SEGMENT         Vehicle Service Contracts
     ACQUIRING COMPANY               Ford Motor Company

     ANNOUNCED                       06/10/99
     COMPLETED                       07/14/99
     -----------------------------------------------------------

TARGET BUSINESS DESCRIPTION
--------------------------------------------------------------------------------

Automobile Protection Corporation and its subsidiaries are engaged principally in the marketing and administration of extended vehicle service contracts and extended vehicle warranty programs sold by automobile and recreational vehicle dealers throughout the United States. A subsidiary also provides insurance brokerage services to the automotive industry.


ACQUIROR BUSINESS DESCRIPTION
--------------------------------------------------------------------------------

Ford Motor Company is the world's second largest automaker. It's automotive brands include Aston Martin, Ford, Jaguar, Lincoln, Mazda, Mercury and Volvo. Its automotive related services include Ford Credit, Quality Care, Hertz, and Visteon Automotive Systems.

AUTOMOBILE PROTECTION CORP. FINANCIAL DATA
--------------------------------------------------------------------------------

                                EST 12/00   EST 12/99    LTM 03/99   FYE 12/98
                                ---------   ---------   ----------  ----------
Sales                               NA         NA       $124,976.0  $119,953.7
Cost of Sales                                             97,683.0    93,744.4
                                                          --------    --------
  Gross Profit                                            27,293.0    26,209.3
Operating Expenses                                        18,441.9    17,866.0
                                                          --------    --------
Adjusted EBIT                       NA         NA          8,851.0     8,343.3
Interest Expense (Income)                                 (1,858.5)   (1,744.2)
                                                          --------    --------
Adjusted Pretax Income                                    10,709.5    10,087.5
Income Taxes                                               4,109.0     3,881.0
                                                           -------     -------
Adjusted Net Income                 NA         NA         $7,000.5    $6,606.5
                                ===============================================
Adjusted EBITDA                     NA         NA         $9,291.1    $8,781.3

EBITDA Margin                      NMF        NMF              7.4%        7.3%
EBIT Margin                        NMF        NMF              7.1%        7.0%


TRANSACTION PRICING
--------------------------------------------------------------------------------

   Fully-diluted Shares Purchased                13,655
   Price paid per share                          $13.00
                                                 ------
     Implied Equity Value                      $177,511
   Implied Equity Value                        $177,511
   Add: Debt                                         $0
   Add: Preferred Stock                              $0
   Add: Minority Interest                            $0
   Add: Deferrrred Contract Revenue                  $0
   Less: Cash                                   $32,204
                                                -------
     Enterprise Value                          $145,307


TRANSACTION MULTIPLES
--------------------------------------------------------------------------------

                                         LTM
                                         ---
         EV/Sales                       1.16x
         EV/EBITDA                      15.6
         EV/EBIT                        16.4
         Price/Earnings                 25.4



COMMENTS ON TRANSACTION
--------------------------------------------------------------------------------

Ford Motor Co. ("Ford") and Automobile Protection Corp. ("APCO") reached a definitive agreement on June 10th, 1999, for Ford to acquire APCO for $13.00 per share in cash. APCO will continue to operate independently with full backing from Ford.


-------------------------------------------Houlihan Lokey Howard & Zukin----- 42

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------


COMPARABLE TRANSACTIONS DETAIL SHEETS (CONT.)


        -------------------------------------------------
        TARGET COMPANY                  Capital Re Corp.
        TARGET INDUSTRY SEGMENT         Reinsurance
        ACQUIRING COMPANY               ACE Ltd.

        ANNOUNCED                       05/27/99
        COMPLETED                       12/30/99
        -------------------------------------------------


TARGET BUSINESS DESCRIPTION
--------------------------------------------------------------------------------

Capital Re Corporation "Capital Re" is a holding company for a group of reinsurance companies that provide value added reinsurance products in several specialty insurance markets.


ACQUIROR BUSINESS DESCRIPTION
--------------------------------------------------------------------------------

ACE Ltd. "ACE", through its insurance subsidiaries, provides property and casualty insurance coverage, including excess liability, directors and officers liability, satellite, aviation and excess property insurance, and financial lines products to industrial, commercial and other enterprises.


CAPITAL RE CORP. FINANCIAL DATA
--------------------------------------------------------------------------------

                              EST 12/00   EST 12/99    LTM 09/99      FYE 12/98
                              ---------   ---------   ----------     ----------
Sales                             NA          NA      $273,098.0     $277,154.0
Cost of Sales                                          221,930.0      178,206.0
                                                       ---------      ---------
  Gross Profit                                          51,168.0       98,948.0
Operating Expenses                                      34,967.0       30,944.0
                                                        --------       --------
Adjusted EBIT                     NA          NA        16,201.0       68,004.0
Interest Expense (Income)                                7,474.0        7,412.0
                                                         -------        -------
Adjusted Pretax Income                                   8,727.0       60,592.0
Income Taxes                                           (44,296.0)      10,667.0
                                                        --------       --------
Adjusted Net Income               NA          NA        $4,136.0      $41,542.0
                              ==================================================
Adjusted EBITDA                   NA          NA       $63,712.0     $116,425.0

EBITDA Margin                    NMF         NMF           23.3%          42.0%
EBIT Margin                      NMF         NMF            5.9%          24.5%


TRANSACTION PRICING
--------------------------------------------------------------------------------

Fully-diluted Shares Purchased                  32,045
Price paid per share                            $14.00
                                                ------
  Implied Equity Value                        $448,632
Implied Equity Value                          $448,632
Add: Debt                                      $99,844
Add: Preferred Stock                           $75,000
Add: Minority Interest                              $0
Add: Deferred Contract Revenue                $523,571
Less: Cash                                  $1,137,274
                                            ----------
  Enterprise Value                              $9,773


TRANSACTION MULTIPLES
--------------------------------------------------------------------------------

                                      LTM
                                      ---
    EV/Sales                        0.04x
    EV/EBITDA                         0.2
    EV/EBIT                           0.6
    Price/Earnings                  108.5


COMMENTS ON TRANSACTION
--------------------------------------------------------------------------------

ACE matched XL Capital's offer and acquired Capital Re for $14 per share in cash for a total of $448.6 million, after a court order permitted Capital Re to accept an offer from XL. The acquisition solidifies ACE's commitment to the financial risks business as a basis for its strategic plan.



-------------------------------------------Houlihan Lokey Howard & Zukin----- 43

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------
COMPARABLE TRANSACTIONS DETAIL SHEET (CONT).

         -----------------------------------------------------------
         TARGET COMPANY                  Allied Group Inc.
         TARGET INDUSTRY SEGMENT         Auto/Personal Insurance
         ACQUIRING COMPANY               Nationwide Mutual Insurance

         ANNOUNCED                       05/18/98
         COMPLETED                       11/13/98
         -----------------------------------------------------------


TARGET BUSINESS DESCRIPTION
--------------------------------------------------------------------------------

Allied Group Inc. is an insurance underwriter specializing in multiple insurance markets. Allied Group underwrites personal, auto, homeowners, and small-business insurance products.

ACQUIROR BUSINESS DESCRIPTION
--------------------------------------------------------------------------------

Nationwide Mutual Insurance Co. is an underwriter of insurance products with most of its business coming from the Eastern United States.


ALLIED GROUP INC. FINANCIAL DATA

                              EST 12/99     EST 12/98    LTM 09/98     FYE 12/97
                              ---------     ---------    ---------     ---------
Sales                            NA             NA      $707,086.0    $664,682.0
Cost of Sales                                            422,339.0     378,099.0
                                                         ---------     ---------
  Gross Profit                                           284,747.0     286,583.0
Operating Expenses                                       163,086.0     193,085.0
                                                         ---------     ---------
Adjusted EBIT                    NA             NA       121,661.0      93,498.0
Interest Expense (Income)                                  1,947.0       1,586.0
                                                           -------       -------
Adjusted Pretax Income                                   119,714.0      91,912.0
Income Taxes                                              (4,054.0)     25,973.0
Adjusted Net Income              NA             NA       $73,694.0     $65,436.0
                              ==================================================
Adjusted EBITDA                  NA             NA      $136,475.0    $108,507.0

EBITDA Margin                   NMF            NMF           19.3%         16.3%
EBIT Margin                     NMF            NMF           17.2%         14.1%

TRANSACTION PRICING

      Fully-diluted Shares Purchased            33,700
      Price paid per share                      $48.25
                                                ------
        Implied Equity Value              $1,626,025.0
      Implied Equity Value                $1,626,025.0
      Add: Debt                               $131,200
      Add: Preferred Stock                          $0
      Add: Minority Interest                        $0
      Add: Deferred Contract Revenue          $661,495
      Less: Cash                              $967,444
                                              --------
        Enterprise Value                  $1,451,276.0


TRANSACTION MULTIPLES
--------------------------------------------------------------------------------

                                  LTM             LFY
                                  ---             ---
          EV/Sales                2.05x          2.18x
          EV/EBITDA               10.6           13.4
          EV/EBIT                 11.9           15.5
          Price/Earnings          22.1           24.8


COMMENTS ON TRANSACTION
--------------------------------------------------------------------------------

Nationwide Mutual completed its acquisition of Allied Group for $1.626 billion in cash and contingent payments, up from $47 per share to $48.25 in cash. The purchase builds Nationwide's sales beyond the East Coast, where it generates the largest portion of its business.



-------------------------------------------Houlihan Lokey Howard & Zukin----- 44

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------



COMPARABLE TRANSACTIONS DETAIL SHEETS (CONT.)



        -------------------------------------------------------------
        TARGET COMPANY                  Terra Nova Holdings Ltd.
        TARGET INDUSTRY SEGMENT         Property / Casualty Insurance
        ACQUIRING COMPANY               Markel Corporation

        ANNOUNCED                       08/16/99
        COMPLETED                       Pending
        -------------------------------------------------------------


TARGET BUSINESS DESCRIPTION
--------------------------------------------------------------------------------

Terra Nova Holdings Ltd. ("Terra Nova") is a specialty property, casaulty, marine and aviation insurance and reinsurance company. Terra Nova's subsidiaries operate in London and Bermuda and have customers around the world.


ACQUIROR BUSINESS DESCRIPTION
--------------------------------------------------------------------------------

Markel Corpoation ("Markel") markets and underwrites specialty insurance products and programs to a variety of niche markets. Thes markets include professional and product liability, excess and surplus lines, specialty programs and other personal and commercial lines.

TERRA NOVA HOLDINGS LTD. FINANCIAL DATA
--------------------------------------------------------------------------------

                          EST 12/00    EST 12/99    LTM 09/99     FYE 12/98
                          ---------    ---------   ----------    ----------
Sales                         NA          NA       $765,849.0    $674,604.0
Cost of Sales                                       644,221.0     519,947.0
                                                    ---------     ---------
  Gross Profit                                      121,628.0     154,657.0
Operating Expenses                                   43,305.0      39,699.0
                                                     --------      --------
Adjusted EBIT                 NA          NA         78,323.0     114,958.0
Interest Expense (Income)                            12,400.0      13,697.0
                                                     --------      --------
Adjusted Pretax Income                               65,923.0     101,261.0
Income Taxes                                            410.0      17,221.0
                                                        -----      --------
Adjusted Net Income           NA          NA        $65,513.0     $84,040.0
                          =================================================
Adjusted EBITDA               NA          NA        $81,593.0    $115,739.0

EBITDA Margin                 NMF         NMF           10.7%         17.2%
EBIT Margin                   NMF         NMF           10.2%         17.0%


TRANSACTION PRICING
-------------------------------------------------------------------------------
Fully-diluted Shares Purchased                 26,112.4
Price paid per share                             $34.00
                                                 ------
  Implied Equity Value                       $887,822.6

Implied Equity Value                         $887,822.6
Add: Debt                                     175,000.0
Add: Preferred Stock                                0.0
Add: Minority Interest                              0.0
Add: Deferred Contract Revenue              1,753,729.0
Less: Cash                                  1,497,336.0
                                            -----------
  Enterprise Value                         $1,319,215.6




TRANSACTION MULTIPLES
--------------------------------------------------------------------------------

                                 LTM                    LFY
                                 ---                    ---
         EV/Sales                1.72x                  1.96x
         EV/EBITDA               16.2                   11.4
         EV/EBIT                 16.8                   11.5
         Price/Earnings          13.6                   10.6




COMMENTS ON TRANSACTION
--------------------------------------------------------------------------------

On August 16, 1999, Markel Corp. announced a definitive agreement to purchase Terra Nova Holdings, Ltd., for $905 million or $34 per Terra Nova share. The deal will be transacted for 45% cash and 55% Markel stock. The transaction is still pending.




-------------------------------------------Houlihan Lokey Howard & Zukin----- 45

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------


COMPARABLE COMPANY DESCRIPTIONS

WARRANTECH CORPORATION

Warrantech Corp. ("Warrantech") serves retailers, distributors and manufacturers of cars, homes and a variety of home and office products by marketing and administering service contract programs on their behalf and by allowing them to outsource their call center and technical computer services. Third-party administrative services are also provided to makers of consumer and automotive products and other types of businesses.

Warrantech assists dealer-clients in obtaining insurance coverage that indemnifies the clients against losses resulting from service contract claims and protects the consumer by ensuring that their claims will be paid. Additionally, Warrantech and the insurers have agreements that permit the company to participate in the profits.

Service programs benefit consumers with expanded and/or extensions of product coverage for a specified period of time (or mileage in the case of automobiles and recreational vehicles), similar to that provided by manufacturers under the terms of their product warranties. Such coverage generally provides for the repair or replacement of the product, or a component thereof, in the event of its failure.

Through its Warrantech Automotive, Inc. subsidiary, the company markets and administers vehicle service contract programs, credit life and other related automotive after-sale products, all of which are intended to make the business of selling cars and automotive components more profitable. Another Warrantech subsidiary, Warrantech Consumer Product Services, Inc., markets and administers consumer product extended service contract programs on behalf of dealers, distributors and manufacturers.



-------------------------------------------Houlihan Lokey Howard & Zukin----- 46

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------



COMPARABLE COMPANY DESCRIPTIONS (CONT.)

WARRANTECH CORPORATION


                          DAILY STOCK PRICE AND VOLUME



                                [GRAPHIC OMITTED]





                              RECENT NEWS ARTICLES

2/23/00 Warrantech reported a net loss of $1.7 million compared to a net loss of $1.2 million in the same period a year ago.

10/27/99 Warrantech Corp. announced the appointment of Sean M. Hicks as President of its Warrantech Consumer Products Services subsidiary.

9/03/99 Warrantech announced that the Company's stock has been delisted from the NASDAQ National Market.







-------------------------------------------Houlihan Lokey Howard & Zukin----- 47

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------



COMPARABLE COMPANY DESCRIPTIONS (CONT.)

NYMAGIC, INC.

NYMagic, Inc. ("NYMagic") is an insurance holding company whose property and casualty subsidiaries specialize in underwriting ocean marine, inland marine, aviation and other liability insurance through insurance pools managed by the company's insurance underwriters and managers. In addition to managing the insurance pools, the company participates in the risks underwritten for the pools through two insurance subsidiaries: New York Marine and General Insurance Co. and Gotham Insurance Co.

Ocean marine insurance includes marine hull, primary and excess marine liabilities, drilling rig, marine cargo, war risks and assumed reinsurance; inland marine includes, among other things, differences in condition (DIC), excess property packages, miscellaneous property insurance and assumed reinsurance. DIC insurance covers burglary, collapse, flood, volcano and earthquake. Aircraft insurance includes hull and engine insurance as well as liability insurance. Non-marine liability insurance includes, among other things, umbrella (excess casualty) insurance, and excess and surplus line risks written mainly through wholly-owned Gotham Insurance Co. NYMAGIC underwrites insurance through insurance pools managed by Mutual Marine Office, Inc., Pacific Mutual Marine Office, Inc. and Mutual Marine Office of the Midwest, Inc., all wholly owned. The company is licensed to transact business in all 50 states, and may write excess and surplus line insurance on a non-admitted basis in all 50 states, except Ark., Mass., Nev., N.J., N.H. and Vt.


-------------------------------------------Houlihan Lokey Howard & Zukin----- 48

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------


COMPARABLE COMPANY DESCRIPTIONS (CONT.)

NYMAGIC, INC.

                          DAILY STOCK PRICE AND VOLUME







                                [GRAPHIC OMITTED]

The graph is found under the section "Comparable Company Descriptions" and is entitled "NYMagic, Inc." The graph represents the daily stock price and volume of NYMagic, Inc., between February 24, 1999 and February 18, 2000.



                              RECENT NEWS ARTICLES

2/15/00 Net income for the year ended 12/31/99 was $1.69 per share, compared with $1.91 per share for the comparable period last year.

1/4/00 NYMagic announced that Robert W. Bailey was unanimously elected Chief Executive Officer at a Special Meeting of the Board held on 12/21/99.

7/16/99 Chief Executive Vincent Papa resigned after four months at NYMagic .


-------------------------------------------Houlihan Lokey Howard & Zukin----- 49

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------

COMPARABLE COMPANY DESCRIPTIONS (CONT.)


AMWEST INSURANCE GROUP, INC.

Amwest Insurance Group, Inc. ("Amwest") underwrites surety bonds through its wholly owned Amwest Surety Insurance Co. and Far West Insurance Co. subsidiaries; and non-surety property and casualty products through Condor Insurance Co. (wholly owned). Amwest markets its surety bond products in all 50 states, the District of Columbia, Guam, Puerto, the U.S. Virgin Islands, Argentina and the Marshall Islands through independent agents and brokers. In terms of gross premiums written, in 1996 Amwest ranked among the top ten underwriters of surety insurance in California, traditionally the largest market for surety insurance.

Amwest's surety subsidiaries underwrite a wide range of surety bonds for small to medium-sized surety accounts. Among its products are contract performance bonds, court bonds, commercial surety bonds, and specialty property and casualty products. Its contract performance and commercial surety bonds are distributed through a network of branch offices located in major metropolitan areas of the U.S. Sales of the company's specialty property and casualty products are aimed mainly at independent insurance producers. Amwest's surety product lines have performed well in recent quarters, due largely to the substantial growth of its commercial surety operations.

Non-surety property and casualty products are written mainly for transportation-oriented industries. Products consist primarily of commercial automobile liability and physical damage, and, to a lesser extent, general liability for solid waste disposal, logging, tow and other trucking services, and limousine services. Condor Insurance Co. is licensed to provide non-surety and casualty products in California, Arizona and Oregon.




-------------------------------------------Houlihan Lokey Howard & Zukin----- 50

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------

COMPARABLE COMPANY DESCRIPTIONS (CONT.)

AMWEST INSURANCE GROUP, INC.




                          DAILY STOCK PRICE AND VOLUME




                                [GRAPHIC OMITTED]


The graph is found under the section "Comparable Company Descriptions" and is entitled "Amwest Insurance Group, Inc." The graph represents the daily stock price and volume of Amwest Group, Inc., between February 24, 1999 and February 18, 2000.



                              RECENT NEWS ARTICLES

11/23/99 Amwest announced that the Board of Directors declared a quarterly cash dividend of $.09 per share.

8/4/99 Amwest reported that net income advanced 78% to $.40 per share for the corresponding prior-year period.

5/4/99 Amwest announced that the board of directors approved a stockholder rights plan to replace the 1989 stockholder rights plan which expires on 5/10/99.





-------------------------------------------Houlihan Lokey Howard & Zukin----- 51

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------


COMPARABLE COMPANY DESCRIPTIONS (CONT.)


GALLAGHER (ARTHUR J.) & CO.

Arthur J. Gallagher & Co. ("Gallagher") provides insurance brokerage, risk management, employee benefit and other related services to clients in the U.S. and abroad. Its principal activity is the negotiation and placement of insurance for its clients. AJG also specializes in furnishing risk management services. Risk management involves assisting clients in analyzing risks and determining whether proper protection is best obtained through the purchase of insurance or through retention of all or a portion of those risks and the adoption of corporate risk management policies and cost-effective loss control and prevention programs. Risk management services also include claims management, loss control consulting and property appraisals and insurance related investigative services.

The company operates through a network of approximately 200 offices located throughout the U.S. and six countries abroad and through a network of correspondent brokers and consultants in more than 100 countries around the world. Some of these offices are fully staffed with sales, marketing, claims and other service personnel; others function as servicing offices for the brokerage and risk management service operations of the company. Its international operations include a Lloyd's broker and affiliated companies in London, England and other facilities in Australia, Bermuda, Canada, Scotland and Papua New Guinea.

On February 28, 1999, AJG acquired Goodman Insurance Agency, Inc. of Laguna Niguel, California and Dodson-Bateman & Co. of Dallas, Texas. Goodman is a retail property/casualty insurance agency operating primarily in Southern California. They specialize in all lines of insurance for artisan contractors and hospitals. An affiliate operating as ARM of California is a managing general agency which markets all lines of property/casualty insurance for artisan contractors through appointed independent agencies throughout California. Dodson-Bateman is a regional retail insurance agency specializing in property/casualty insurance and surety bonding for the commercial construction industry.

-------------------------------------------Houlihan Lokey Howard & Zukin----- 52

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------


COMPARABLE COMPANY DESCRIPTIONS (CONT.)

ARTHUR J. GALLAGHER & CO.



                          DAILY STOCK PRICE AND VOLUME




                               [GRAPHIC OMITTED]

The graph is found under the section "Comparable Company Descriptions" and is entitled "Arthur J. Gallagher & Co." The graph represents the daily stock price and volume of Arthur J. Gallagher & Co., between March 10, 1999 and March 6, 2000.



                              RECENT NEWS ARTICLES



1/24/00 Authur J. Gallagher & Co.'s Board of Directors approved a 2-for-1 Common Stock split in the form of a 100% dividend payable March 15, 2000 to Shareholders of Record.

1/24/00 For year ended 12/31/99, total revenues increased 10%, and net earnings increased 17% from the comparable period last year.


-------------------------------------------Houlihan Lokey Howard & Zukin----- 53

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------



COMPARABLE COMPANY DESCRIPTIONS (CONT.)

AMERICAN SAFETY INSURANCE GROUP, LTD.

American Safety Insurance Group, Ltd. ("American Safety") develops, underwrites, manages and markets primary casualty insurance and reinsurance programs in the alternative insurance market for environmental remediation risks; employee leasing and staffing industry risks; and other specialty risks. Formed in Bermuda as a group captive insurance company in 1986 to provide stable, long term insurance protection for the asbestos abatement and environmental remediation industry in the U.S., American Safety now provides insurance coverages and services in all 50 states and principally markets its insurance programs through about 160 independent insurance agency and brokerage firms. American Safety is well versed in developing specialty insurance coverages and custom designed risk management programs not generally available in the standard insurance market.

American Safety's specialty insurance programs include coverages for general liability, pollution liability, professional liability, workers' compensation and surety, as well as custom designed risk management programs (including captive and rent-a-captive programs), for contractors, consultants and other businesses and property owners who are involved with environmental remediation, employee leasing and staffing, and other specialty risks. Through its U.S. brokerage and management services subsidiaries, American Safety also provides specialized insurance program development, underwriting, risk placement, reinsurance, program management, brokerage, loss control, claims administration and marketing services.

Historically, American Safety's primary revenue source has been reinsurance assumed from its U.S. insurance subsidiary, its risk retention group affiliate and other insurers, for which American Safety has developed specialty insurance programs. American Safety and its risk retention group affiliate write only casualty coverages and therefore do not participate in reinsuring first party property coverages.


-------------------------------------------Houlihan Lokey Howard & Zukin----- 54

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------

COMPARABLE COMPANY DESCRIPTIONS (CONT.)


AMERICAN SAFETY INSURANCE GROUP, LTD.



                          DAILY STOCK PRICE AND VOLUME



                                [GRAPHIC OMITTED]

The graph is found under the section "Comparable Company Descriptions" and is entitled "American Safety Insurance Group, Ltd." The graph represents the daily stock price and volume of American Safety Insurance Group, Ltd., between March 10, 1999 and March 6, 2000.


                             [RECENT NEWS ARTICLES]

11/8/99 Total revenues for the third quarter of 1999 increased 55% over the comparable period last year.

10/28/99 American Safety Insurance Group today announced that its domestic insurance subsidiary has added several new insurance units to its organization.

8/9/99 American Safety Insurance Group reported a 40% increase in revenues during the second quarter of 1999.


-------------------------------------------Houlihan Lokey Howard & Zukin----- 55

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------


COMPARABLE COMPANY DESCRIPTIONS (CONT.)

COBALT GROUP, INC.

The Cobalt Group, Inc. provides Internet marketing and data aggregation services to individual franchised automobile dealerships, multi-franchise dealer groups, and automobile manufacturers in the United States. The Cobalt Group, Inc. offers Web site design, development, and maintenance services, data extraction, aggregation, and management services, and Internet advertising and promotion services.



                          DAILY STOCK PRICE AND VOLUME



                                [GRAPHIC OMITTED]

The graph is found under the section "Comparable Company Descriptions" and is entitled "Cobalt Group, Inc." The graph represents the daily stock price and volume of Cobalt Group, Inc. between March 10, 1999 and March 6, 2000.


                              RECENT NEWS ARTICLES


2/16/00 The Cobalt Group announced that average monthly traffic to its dealer customers' Web sites more than doubled in 1999.

2/7/00 The Cobalt Group announced the formal rollout of Lead Manager, an internet based customer relationship management application.

1/26/00 Revenues for the fourth quarter of 1999 increased 270% from the comparable period last year.

-------------------------------------------Houlihan Lokey Howard & Zukin----- 56

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------


COMPARABLE COMPANY DESCRIPTIONS (CONT.)


WYNN'S INTERNATIONAL, INC.

Wynn's International, Inc. designs, produces and sells static and dynamic sealing products, including O-rings, composite gaskets and seals made from elastomeric and thermoplastic polymers; and formulates, makes and sells specialty chemical products. The company also sells locks and hardware made by others. Wynn's International, Inc. is engaged primarily in the automotive and industrial components business and the specialty chemicals business. The company designs, makes and sells O-rings and other seals and molded elastomeric and thermoplastic polymer products. The company also formulates, produces and sells specialty chemical products, service programs and automotive service equipment and distributes, mainly in southern California, locks and hardware products made by others.

The Automotive and Industrial Components Division products consist of a variety of static and dynamic sealing products, including O-rings, composite gaskets and seals, engineered seals and convoluted boots bellows reinforced with plastic, metal and fabric. These products are used for a variety of sealing applications that include engines, transmissions, steering pumps and assemblies, fuel handling, suspension/brake systems, refrigeration and electronics. Primary customers are manufacturers of automobiles, trucks, off-highway vehicles, fluid handling equipment, aircraft/aerospace components, and the military. This division also includes wholly owned Robert Skeels & Co. (Skeels), a wholesale distributor of builders hardware products, including lock sets and locksmith supplies. Skeels supplies about 35,000 items to retail hardware, locksmith and lumberyard outlets in southern California, Arizona and Nevada, and also sells directly to large institutional customers.

The Specialty Chemicals Division makes and markets a wide variety of specialty chemical car care and industrial products and related service programs. These products include professional chemical products, programs and equipment for automobile service technicians and automobile chemical products for consumers. Its premium product line is the Wynn's Product Warranty program, which consists of kits of a premium line of automotive treatment products that are accompanied by a special product warranty. The company also sells chemical products for metalworking and machining operations. In 1998, the division introduced its Extended Care vehicle service contract program that covers virtually every major system of a car. Wynn's Extended Care service contracts are sold through dealerships to purchasers of new and used cars.


-------------------------------------------Houlihan Lokey Howard & Zukin----- 57

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------


COMPARABLE COMPANY DESCRIPTIONS (CONT.)

WYNN'S INTERNATIONAL, INC.



                          DAILY STOCK PRICE AND VOLUME



                               [GRAPHIC OMITTED]

The graph is found under the section "Comparable Company Descriptions" and is entitled "Wynn's International, Inc." The graph represents the daily stock price and volume of Wynn's International, Inc. between March 10, 1999 and March 6, 2000.


                              RECENT NEWS ARTICLES

12/20/99 Wynn's International, Inc. announced today that it had completed the acquisition of all the capital stock of Goshen Rubber Companies, Inc.

10/21/99 Wynn's International, Inc. said it agreed to buy rival Goshen Rubber Cos. for $85 million in cash and debt.




-------------------------------------------Houlihan Lokey Howard & Zukin----- 58

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------


HOME SECURITY INTERNATIONAL INC.

Home Security International, Inc. ("Home Security) sells, installs and services residential security alarm systems, primarily in Australia and New Zealand, with expanding international operations in North America, Europe and South Africa.

Home Security markets the SecurityGuard System, an alarm system incorporating such features as an interior heat sensitive motion detector, a battery back-up, flashing lights, a siren, and window decals.. Although its initial sales were through franchised dealers, Home Security currently markets its products through an network of independent distributors. Home Security is focused on increasing its distributor network in new international markets, and generating additional revenues from existing customers by offering related services, such as extended warranties. Home Security has recently introduced on-line monitoring services on a limited basis to customers in South Africa, and intends to expand its online services to additional customer in other regions.

In 1998, the Home Security entered into an agreement to acquire Integrated International Home Security Ltd., a British Virgin Islands company that owns 75% of Ness Security Products Pty Ltd., an leading Australian manufacturer of security alarm products.


                          DAILY STOCK PRICE AND VOLUME



                               [GRAPHIC OMITTED]

The graph is found under the section "Comparable Company Descriptions" and is entitled "Home Security International, Inc." The graph represents the daily stock price and volume of Home Security International, Inc. between March 30, 1999 and March 24, 2000.



                              RECENT NEWS ARTICLES

9/29/99 Home Security reported net earnings of $3.7 million for the fiscal year ended June 30, 1999. versus net earnings of $5.4 million for the corresponding period in 1998.

5/17/99 Net earnings for the third period ended March, 31, 1999 was $1 million on sales of $11.6 million.

11/30/98 Home Security appointed Lindsay Brooks as president of its global online monitoring system.



-------------------------------------------Houlihan Lokey Howard & Zukin----- 59

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------


CCC INFORMATION SERVICES GROUP INC.

CCC Information Services Group Inc. ("CCC") supplies automobile claims information and processing, claims management software and value-added communications services to automobile insurance firms and collision repair facilities. CCC was founded to provide a better way for insurance companies to value non-repairable vehicles through local market price surveys of used cars available on dealer lots Over the years, CCC has grown from a niche marketer into a marketer serving the entire auto claims industry. CCC's services and products enable automobile insurance company and collision repair facility customers to improve efficiency, manage costs and increase consumer satisfaction in the management of automobile claims and restoration.

The principal services and products offered by CCC automate the process of evaluating and settling both total loss and repairable automobile claims. When a vehicle cannot be repaired, the CCC's vehicle valuation services and products provide insurance companies with the ability to effect total loss settlements on the basis of market-specific vehicle values. When a vehicle is repairable, CCC's collision estimating services and products provide insurance appraisers and collision repair facilities with up-to-date pricing, interactive decision support and computer-assisted logic to produce accurate collision repair estimates.

                          DAILY STOCK PRICE AND VOLUME



                               [GRAPHIC OMITTED]

The graph is found under the section "Comparable Company Descriptions" and is entitled "CCC Information Services Group, Inc." The graph represents the daily stock price and volume of CCC Information Services Group, Inc. between March 30, 1999 and March 24, 2000.



                              RECENT NEWS ARTICLES

03/02/00 Announced an exclusive, multi-year contract with Nationwide Mutual Insurance Company for several of CCC's claims solutions.

02/28/00       CCC announced Mary Jo Prigge as President of CCC U.S.

02/08/00 CCC, Automatic Data Processing, Inc. and Reynolds Company announced plans to form an independent company that will develop an electronic parts network to link buyers and sellers.


-------------------------------------------Houlihan Lokey Howard & Zukin----- 60

                                       INTERSTATE NATIONAL DEALER SERVICES, INC.

Supporting Exhibits
--------------------------------------------------------------------------------


NEWGEN RESULTS CORP

Newgen Results Corp. provides customized, outsourced database management, direct marketing and related services for automobile dealerships' service departments and automobile manufacturers. Newgen's RESULTS program utilizes direct mail and outbound teleservice follow-upa to promote service business from within a dealership's customer base.



                          DAILY STOCK PRICE AND VOLUME



                               [GRAPHIC OMITTED]

The graph is found under the section "Comparable Company Descriptions" and is entitled "Newgen Results Corp." The graph represents the daily stock price and volume of Newgen Results Corp. between March 30, 1999 and March 24, 2000.



                              RECENT NEWS ARTICLES

02/23/00 Newgen announced revenues rose to a record $15.3 million for the three months ended December 31, 1999 compared with $10.9 million for the same quarter in 1998.

02/22/00 Newgen announced an exclusive endorsement agreement with Saab Cars USA, Inc. to provide Newgen's CRM services in more than 200 dealerships nationwide.

11/16/99       Newgen announced a service agreement with CarMax.



-------------------------------------------Houlihan Lokey Howard & Zukin----- 61